PROSPECTUS SUPPLEMENT NO. 1, DATED MAY 29, 2026	Filed Pursuant to Rule 424(b)(3)
(To the Prospectus dated February 17, 2026)	Registration No. 333-290567

SUPPLEMENT TO

PROSPECTUS FOR UP TO 68,287,395 SHARES OF CLASS A COMMON STOCK AND

11,500,000 WARRANTS TO PURCHASE SHARES OF CLASS A COMMON STOCK

OF

STABLECOINX INC.

This prospectus supplement updates, amends and supplements the prospectus dated February 17, 2026 (the “Prospectus”), which forms a part of the Registration Statement on Form S-4 (Registration No. 333-290567) (the “Registration Statement”), filed by StablecoinX Inc., a Delaware corporation (“StablecoinX”), with the Securities and Exchange Commission (the “SEC”) in connection with the previously announced business combination (the “Business Combination”) between StablecoinX, TLGY Acquisition Corporation, a Cayman Islands exempted company (“TLGY”), the Company Assets Inc., a Delaware corporation (“SC Assets”), and the other parties thereto, that will result in, among other things, TLGY and SC Assets becoming wholly owned subsidiaries of StablecoinX and StablecoinX becoming a publicly traded company. The Registration Statement, which was declared effective by the SEC on February 17, 2026, contained a definitive proxy statement/prospectus that constituted (i) a proxy statement relating to TLGY’s solicitation of proxies for the vote by its shareholders to approve the Business Combination and related matters, and (ii) the Prospectus relating to, among other things, the offer of the securities to be issued by StablecoinX in connection with the Business Combination. On March 10, 2026, TLGY’s shareholders approved the Business Combination and related matters at an extraordinary general meeting held for the purpose of voting on such matters.

This prospectus supplement No. 1, dated May 29, 2026 (this “Supplement”), is being filed to, among other things, (i) update certain disclosures relating to the business and operations of SC Assets; (ii) provide updated financial statements of SC Assets and StablecoinX; and (iii) provide updated unaudited pro forma condensed combined financial information of the combined company. Except as otherwise expressly set forth herein, the information in the Prospectus remains unchanged. The page references used herein refer to pages in the Prospectus, and terms used herein, unless otherwise defined, have the meanings set forth in the Prospectus.

This Supplement is not complete without, and may not be utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

You should read carefully and in their entirety this Supplement and the Prospectus and all accompanying annexes and exhibits. In particular, you should review and consider carefully the matters discussed under the heading “Risk Factors” beginning on page 23 of the Prospectus.

Neither the SEC nor any state securities regulatory agency has approved or disapproved the transactions described in the Prospectus or any of the securities to be issued in the Business Combination, passed upon the merits or fairness of the Business Combination or related transactions or passed upon the adequacy or accuracy of the disclosure in the Prospectus or this Supplement. Any representation to the contrary constitutes a criminal offense.

Prospectus supplement dated May 29, 2026

Supplemental Disclosures to the Prospectus

The information set forth in the Prospectus is hereby updated and supplemented as set forth below.

Recent Developments

The Company has commenced live Infrastructure Services operations and is actively developing additional infrastructure software and related services intended to support operations within the Ethena ecosystem. The Company currently operates or is developing business activities across three core business lines: (i) Infrastructure Services, (ii) Infrastructure Software and (iii) Distribution Services.

Infrastructure Services

The Company currently operates two services within its Infrastructure Services business line: (i) Validator Services and (ii) Decentralized Verifier Node (“DVN”) Services.

Validator Services

In October 2025, the Company launched a full-stack validator node on Ethereum mainnet utilizing staked ETH collateral, which has remained operational since launch. Validator nodes assist in securing and operating blockchain networks by validating transactions, participating in block verification and supporting network consensus mechanisms. The Company stakes ETH as collateral in connection with its validator operations. The Company’s validator infrastructure was developed utilizing the licensed NaaS (as defined below) platform and is capable of supporting deployment across additional blockchain networks and configurations. The Company utilizes the NaaS platform for infrastructure deployment, orchestration, monitoring, maintenance, cloud-hosting management and related operational support functions in connection with both its validator operations and DVN infrastructure.

The Company’s validator infrastructure is currently deployed on Ethereum mainnet and is designed to support additional blockchain networks as opportunities arise. The validator infrastructure may in the future support validation operations for Ethena’s proposed Converge network, which, if and when launched, is expected to utilize Ethena’s ENA governance token as staking collateral. The proposed Converge network is being developed by Ethena Labs and Securitize, and the Company is not involved in the development of the Converge network and does not participate in discussions among Ethena, Securitize or other ecosystem participants regarding the timing, status or terms of any potential launch. The Company has not been provided with definitive timelines for any deployment, and neither Ethena Labs nor Securitize has made any recent public statements regarding timing. As a result, the Company does not have visibility into, or control over, the timing, status or outcome of any potential launch. Accordingly, there can be no assurance that the Converge network will be launched or that the Company’s validator services will be utilized in connection with such network. See the section of the Prospectus entitled “Risk Factors — Risks Related to StablecoinX and SC Assets’ Business and Industry” for additional information.

The Company has expanded its Infrastructure Services business to include live DVN infrastructure operations and continued development of its Stablecoin Harness middleware platform. These additional business lines, together with the Company’s existing validator operations, are intended to diversify the Company’s infrastructure activities across multiple products, use cases and blockchain networks. The Company believes that the expansion of these infrastructure operations and related business lines may reduce its operational dependence on any single blockchain network, protocol deployment or source of anticipated revenue.

DVN Services

The Company also hosts, monitors and maintains its own DVN platform, which became operational on production mainnet in November 2025 and has remained operational since launch. The DVN platform supports cross-chain transaction verification services within the Ethena ecosystem. Cross-chain transfers require verification mechanisms to confirm that transactions initiated on one blockchain are accurately reflected and finalized on another blockchain network. The Company’s DVN performs this verification function for transactions involving Ethena ecosystem assets, including transfers of USDe and USDtb across supported blockchain networks.

The Company’s DVN platform currently operates on LayerZero cross-chain messaging infrastructure and has been authorized for operation for transactions involving Ethena ecosystem assets on two blockchain networks, Arbitrum and Optimism. The underlying DVN infrastructure is designed to support all 22 of the blockchains on which Ethena currently operates. To formalize the commercial framework governing the provision of these services, on April 14, 2026, the Company entered into a DVN Services Agreement with Ethena OpCo (the “DVN Services Agreement”), pursuant to which Ethena OpCo agreed to pay the Company a fee equal to one basis point (0.01%) of aggregate cross-chain transaction volume processed through the Company’s DVN infrastructure, with fees calculated based on total transaction volume processed, rather than on a per-transaction basis. The DVN Services Agreement also provides that Ethena OpCo will use commercially reasonable efforts to authorize the Company’s DVN operations on the remaining supported networks no later than June 30, 2026, although there can be no assurance regarding the timing or extent of any such authorization. Following the Closing, the combined company expects to stake its ENA holdings to secure its DVN platform. More broadly, the Company currently expects that its ENA holdings may support multiple operational and strategic functions across its infrastructure business, including potential use in connection with validator operations, DVN infrastructure support and other activities within the Ethena ecosystem.

The Company’s DVN platform is intended to act as a core component of the verification infrastructure supporting cross-chain operations within the Ethena ecosystem and the Company expects the DVN platform to serve as an underlying infrastructure component of the Stablecoin Harness middleware platform, which it is currently developing, as described more fully below.

Node-as-a-Service Platform

The Company’s infrastructure operations and software development activities utilize a Node-as-a-Service (“NaaS”) platform licensed pursuant to the License Agreement, under which the Company obtained a perpetual, irrevocable, worldwide, royalty-free, non-exclusive license to use the platform software. The NaaS platform serves as the foundational infrastructure layer supporting the Company’s validator operations, DVN platform and Stablecoin Harness development activities and provides integrated functionality for cloud infrastructure provisioning, deployment management, infrastructure orchestration, monitoring and observability, security administration and operational maintenance.

Pursuant to the Company’s Managed Services Agreement with Flow Labs, Flow Labs provides engineering, infrastructure management, and related technical services in support of the Company’s infrastructure operations and software development activities. These services are provided in connection with the Company’s use of the licensed NaaS platform as its underlying technology stack. Personnel assigned pursuant to the Managed Services Agreement work under the direction of the Company’s executive management team and support infrastructure deployment, monitoring, maintenance, security administration, software development, and ongoing operation of the Company’s infrastructure and development environments. The Chief Technology Officer, with oversight from the Company’s Chief Executive Officer, is responsible for setting technical priorities, coordinating development and maintenance activities, and overseeing the ongoing operation and performance of the Company’s infrastructure systems as part of day-to-day engineering management.

Utilization of the NaaS platform has enabled the Company to rapidly deploy and scale its Infrastructure Services business by providing a pre-integrated operational foundation across its infrastructure offerings. This has allowed the Company to allocate engineering resources primarily to application-layer development and service-specific functionality, rather than the development of foundational infrastructure systems.

Pursuant to the Managed Services Agreement and related arrangements, the Company owns the intellectual property developed for its validator service offering and related infrastructure operations, including source code, technical specifications, patents and copyrights, subject to certain rights retained by Flow Labs and SVJ with respect to their respective pre-existing intellectual property, software tools and technology. See the section of the Prospectus entitled “Certain Relationships and Related Party Transactions — SC Assets Related Person Transactions” for additional information regarding the License Agreement, Managed Services Agreement and related arrangements.

The Company currently incurs recurring operating expenditures associated with engineering personnel, infrastructure hosting, software development, legal and compliance activities, and ongoing operation of its validator and DVN infrastructure.

Infrastructure Software

In December 2025, the Company commenced planning activities for its Infrastructure Software business line, including the development of its middleware application programming interface (“API”) software stack referred to as the “Stablecoin Harness.” In early 2026, the Company conducted a review and analysis of comparable technology platforms and architectural approaches to inform the design and technical roadmap for the Stablecoin Harness. Active engineering and software development commenced in March 2026. The Stablecoin Harness is being designed as a multi-component software platform intended to enable businesses and organizations to integrate Ethena digital dollar products into payments, treasury management and related workflows through a single API integration layer.

The Company currently utilizes engineering, product development, and design personnel, including software developers, a project manager, and design resources, provided under the Managed Services Agreement to design, develop, and build out the Stablecoin Harness platform. Such personnel operate under the supervision of the Company’s Chief Technology Officer, with oversight from the Company’s Chief Executive Officer, and are engaged in ongoing engineering, testing, and implementation activities in connection therewith.

The Company currently anticipates that the initial release of the first two components of the Stablecoin Harness platform, consisting of a Payment Intent API and paymaster and gas abstraction functionality, will occur prior to the end of the second quarter of 2026. However, there can be no assurance that such timing will be achieved or that development will be successfully completed as currently contemplated. Following the initial release, the Company expects to develop and release additional functionality on a phased basis. These subsequent releases are expected to expand platform capabilities to include treasury management, liquidity management, settlement functionality, reporting tools, workflow automation, interoperability features, and compliance-related functionality, subject to ongoing development progress, technical considerations, capital availability, and evolving product priorities.

The Stablecoin Harness is being designed to operate in conjunction with the Company’s DVN infrastructure, with certain anticipated cross-chain transaction routing and settlement functions expected to be verified through the DVN platform. The Company believes that, if implemented as currently contemplated, this integration may increase utilization of its DVN services as cross-chain activity within the Ethena ecosystem expands. However, there can be no assurance that such integration will be achieved or will result in increased utilization of the Company’s DVN infrastructure.

In connection with the development of the Stablecoin Harness, on April 14, 2026, the Company and Ethena entered into a binding memorandum of understanding (the “MOU”), pursuant to which the parties agreed to use commercially reasonable efforts to negotiate one or more definitive agreements relating to (i) the potential integration of components of the Company’s Stablecoin Harness product into certain products and services being developed within the Ethena ecosystem and (ii) the potential joint development of payments and financial infrastructure, including fiat-to-crypto on-ramping functionality and cross-chain infrastructure. The MOU contemplates that the parties may collaborate through a joint venture, technical services arrangement or other mutually agreed structure and that any products or services developed pursuant to the parties’ collaboration may, subject to commercial, technical and operational considerations, utilize jointly developed architecture and services. The parties also agreed to discuss potential co-marketing initiatives and to negotiate the allocation of intellectual property rights and potential revenue streams in connection with any definitive agreements. The MOU has an initial term of one year and will terminate automatically upon execution of definitive agreements, if any. No definitive agreements have been entered into, and there can be no assurance regarding the scope, timing or commercial success of any contemplated integration, collaboration or commercial arrangement, or that any definitive agreements will ultimately be executed.

The Company currently expects that the Stablecoin Harness platform will commence generating revenue following the initial V1 release. Initially, V1 will be made available to a limited number of customers for integration and commercial use in order to support refinement of platform functionality prior to broader availability. The Company expects revenue from payment routing transaction fees and Software-as-a-Service subscription arrangements with enterprise users to increase over the second half of 2026 as customer integrations and platform utilization expand. The rate and extent of commercialization will depend on successful implementation, customer demand and continued product development across subsequent releases. The Company expects that subsequent phased releases will generally follow a similar commercialization approach. However, there can be no assurance that the Stablecoin Harness platform will be successfully commercialized on the timelines currently anticipated, or at all, that customers will adopt or integrate the platform as expected, or that any revenue will be generated from the platform.

Distribution Services

The Company’s planned Distribution Services business is intended to facilitate broader adoption of Ethena’s digital dollar products, including USDe and USDtb, among financial institutions, asset managers, and other investors. As currently contemplated, the Company expects to facilitate capital formation through the issuance of debt, equity, and/or hybrid securities, the proceeds of which may be used for purposes that include the acquisition of USDe and related digital dollar products. If implemented, such activities may involve the acquisition, holding, and distribution of USDe and related digital dollar products and may generate fees or other returns in connection with such activities. Any such strategy would be subject to market conditions, financing availability, applicable law and regulation, and approval by the Company’s management and board of directors. Any such activities would be subject to applicable securities, commodities and other regulatory considerations, and the Company may determine not to pursue certain activities depending on regulatory developments.

Since March 2026, members of the Company’s management team have engaged in discussions with several investment banking firms regarding potential strategic advisory and financing relationships. The Company currently anticipates that one or more engagement arrangements may be entered into following completion of the Business Combination; however, there can be no assurance that any such arrangements will be finalized on the terms currently contemplated or at all.

The Company is also evaluating the potential formation or sponsorship of investment vehicles, including exchange-traded products and other private or publicly offered investment vehicles, that may invest directly or indirectly in USDe and related digital dollar products, subject to applicable regulatory requirements and market conditions. There can be no assurance that any such vehicles will be formed or, if formed, that they will be successfully launched or operate as currently contemplated.

In connection with its Distribution Services business, on May 22, 2026, the Company and Ethena OpCo entered into a definitive Distribution Partnership Agreement (the “Distribution Agreement”), pursuant to which Ethena OpCo has appointed the Company as a non-exclusive distribution partner to facilitate broader adoption of Ethena’s digital dollar products, USDe and USDtb (collectively, the “Ethena Products”), among institutional investors. Under the Distribution Agreement, the Company may pursue such activities through (i) on-balance sheet acquisitions of Ethena Products, funded through the issuance of debt, equity, or hybrid securities and the use of proceeds to acquire such products, or (ii) off-balance sheet arrangements, including the sponsorship and management of investment products such as exchange-traded products, exchange-traded funds, mutual funds, private funds, or other similar vehicles designed to obtain exposure to Ethena Products. Pursuant to the Distribution Agreement, Ethena OpCo will pay the Company a fee initially equal to five basis points (0.05%) of the gross dollar equivalent of Ethena Products acquired through such distribution activities during the applicable calendar month, including any leverage, debt, or margin utilized in connection therewith. The fee rate may be adjusted by mutual written agreement of the parties to any rate within a range of one to ten basis points. Fees, if any, are payable monthly in arrears no later than 20 calendar days following the end of each applicable month and may be paid in USDe, USDtb, USDC, or fiat currency.

There can be no assurance that the Company will successfully implement the Distribution Services business, that any fees will be earned, or as to the timing or amount of any potential revenues.

Risk Factors

The developments described in this Supplement may give rise to additional risks and uncertainties not previously described in the Prospectus, including risks relating to the Company’s early-stage operations, dependence on third-party blockchain protocols and ecosystem participants, uncertainty regarding product development and commercialization, digital asset market volatility, evolving regulatory considerations and the implementation of the Company’s anticipated business model. Investors should carefully consider the risk factors described in the Prospectus, including risks related to early-stage operations, dependence on third-party blockchain protocols, uncertainty regarding product development and commercialization, and the evolving nature of the Company’s business model.

Updated Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company included in this Supplement updates the information previously included in the Prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless the context requires otherwise, references to “StablecoinX,” “we,” “us,” “our” and “the Company” in this section are to the business and operations of StablecoinX Assets Inc. prior to the Business Combination and to StablecoinX, Inc. following the Business Combination.

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the Final Rule, Release No. 33-10786, “Amendments to the Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined financial information presents the pro forma effects of the Business Combination and the material transactions that have occurred, or are probable of occurring, subsequent to the latest balance sheet date that are material to investors.

The unaudited pro forma combined balance sheet of StablecoinX as of March 31, 2026 combines the historical unaudited balance sheet of TLGY and historical audited balance sheet of SC Assets as if the transactions had been consummated on March 31, 2026. The unaudited pro forma statement of operations of StablecoinX for the year ended December 31, 2025 and for the three months ended March 31, 2026 combines the historical unaudited statement of operations of TLGY for the year ended December 31, 2025 and for the three months ended March 31, 2026 with the condensed unaudited statements of operations of SC Assets from inception (June 30, 2025) through December 31, 2025 and for the three months ended March 31, 2026 with the condensed consolidated unaudited statements of operations of StablecoinX from inception (July 7, 2025) through December 31, 2025 and for the three months ended March 31, 2026 as if the transactions had been completed on January 1, 2025.

The unaudited pro forma combined balance sheet as of March 31, 2026 and the unaudited pro forma combined statement of operations for the 3 months ended March 31, 2026 should be read in conjunction with, the following:

•        unaudited financial statements of TLGY for the three months ended March 31, 2026 and the related notes, included elsewhere in this proxy statement/prospectus; and

•        unaudited condensed financial statements of SC Assets as of March 31, 2026 and the related notes, included elsewhere in this proxy statement/prospectus.

•        unaudited condensed consolidated financial statements of StablecoinX as of March 31, 2026 and the related notes, included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined statement of operations for the year ended December 31, 2025 should be read in conjunction with, the following:

•        unaudited financial statements of TLGY for the year ended December 31, 2025 and the related notes, included elsewhere in this proxy statement/prospectus; and

•        unaudited condensed financial statements of SC Assets as of December 31, 2025 and the related notes, included elsewhere in this proxy statement/prospectus.

•        unaudited condensed consolidated financial statements of StablecoinX as of December 31, 2025 and the related notes, included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined financial information has been prepared to illustrate the effect of the Business Combination and other material transactions and has been prepared for informational purposes only. The transactions will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, TLGY will be treated as the “acquired” company for financial reporting purposes. Accordingly, the transactions will be treated as the equivalent of SC Assets issuing stock for the net assets of TLGY, accompanied by a recapitalization. The net assets of TLGY will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the transactions will be those of SC Assets. See “— Anticipated Accounting Treatment” below.

Description of the Business Combination

On July 21, 2025, TLGY entered into the Business Combination Agreement with SC Assets, StablecoinX, SPAC Merger Sub, and Company Merger Sub (collectively, the “Parties”), pursuant to which and upon the consummation of the transactions contemplated thereby, (a) TLGY will merge with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving company, and (b) immediately following the SPAC Merger, Company Merger Sub will merge with and into SC Assets, with SC Assets continuing as the surviving company. As a result of the Mergers and the other transactions contemplated by the Business Combination Agreement, TLGY and SC Assets will become wholly-owned subsidiaries of StablecoinX and StablecoinX will become a publicly traded company. The equity exchange and financing related matters associated with the Business Combination are summarized as follows:

i.       On July 21, 2025, TLGY, Ethena Foundation (“Ethena”), SC Assets, and StablecoinX entered into a Contribution Agreement whereby, conditioned on, and immediately prior to the Company Merger, Ethena has agreed to contribute $60,000,000 (the “ENA Contribution Amount”) of native protocol governance tokens of the Ethena Protocol (the “ENA Tokens”) in exchange for shares of SC Assets Class B Common Stock. The number of ENA Tokens to be contributed is established at 284,954,407.29 and is calculated as the ENA Contribution Amount divided by $0.21056, which is the volume-weighted average of all ENA/USDT spot trades executed on Binance and Bybit during the thirty (30) consecutive calendar days (the “30-Day VWAP of ENA Tokens”) ending two (2) days prior to the date of signing the Contribution Agreement (or $0.3008) multiplied by 1 minus 30%. The number of shares of SC Assets Class B Common Stock to be issued to Ethena at the Closing pursuant to the Contribution Agreement will be calculated as follows: (A) the ENA Contribution Amount divided by (B) (x) $10.00 multiplied by (y) a fraction, the numerator of which is (i) the 30-Day VWAP of ENA Tokens ending two (2) days prior to the date of signing the Contribution Agreement (or $0.3008), and the denominator of which is (ii) the 30-Day VWAP of ENA Tokens ending two (2) days prior to the Closing Date. Since the 30-Day VWAP of ENA Tokens on the Closing Date which is needed to determine the number of shares of SC Assets Class B Common Stock to be issued to Ethena will not be known prior to the Closing Date, the Company has estimated the number of such shares to be issued using the 30-day VWAP of ENA Tokens ending May 17, 2026 for purposes of these pro forma financial statements (or $0.1137)

ii.   On July 21, 2025, SC Assets, TLGY, StablecoinX and certain investors (the “Initial PIPE Investors”) entered into PIPE Subscription Agreements (as they may be further amended, modified, supplemented or otherwise modified from time to time in accordance with their terms the “Initial PIPE Subscription Agreements”) whereby the Initial PIPE Investors have agreed to contribute (i) an aggregate of $261,886,135 consisting of (x) $100,902,801 in cash and (y) $160,983,334 U.S. Dollar denominated stable coins (“USDC” or “USDT”, respectively) (collectively, “Cash” and the aggregate PIPE proceeds paid in Cash, the “Initial Cash PIPE Proceeds.” The terms “Cash” and “Initial Cash PIPE Proceeds”, as used herein, are intended to conform to the language in the Initial PIPE Subscription Agreements in Annex G-1 and not to imply that USDC and/or USDT are either cash or cash equivalents under GAAP. The Initial Cash PIPE Proceeds was deposited promptly following the signing of the Initial PIPE Subscription Agreements into a Custodial Account established for the benefit of the Initial PIPE Investors, and (ii) an additional $41,207,260 in ENA Tokens into an account designated by SC Assets no later than two business days prior to the Closing (the “Initial In-Kind PIPE Proceeds” and, together with the Initial Cash PIPE Proceeds, the “Initial PIPE Gross Proceeds”), in each case, in exchange for shares of SC Assets Class A Common Stock to be issued immediately prior to the Company Merger. Upon deposit of the Initial Cash PIPE Proceeds into the Custodial Account and in accordance with the terms of the Initial Token Purchase Agreement, SC Assets, acting as administrative agent for the Initial PIPE Investors, used the Initial Cash PIPE Proceeds (less approximately $2.5 million of permitted transaction expenses, or $259,386,135, such amount, the “Initial Locked ENA Purchase Amount”) to purchase 1,231,887,037.76 Locked ENA Tokens from Ethena Opco, which Locked ENA Token were valued at a 30% discount to the 30-Day VWAP of ENA Tokens ending two (2) days prior to the date of signing the Initial PIPE Subscription Agreement (or $0.3008). The purchases of Locked ENA Tokens under the Initial Token Purchase Agreement were completed by the end of July 2025. No USDC or USDT is held by the Company as of March 31, 2026 and therefore no USDC or USDT is included in the pro forma financial statements. The Initial In-Kind PIPE Proceeds represents an additional 173,869,934.53 ENA Tokens to be delivered to SC Assets prior to the Closing by the Initial PIPE Investors, which ENA Tokens will have transfer restrictions ranging from 0 to 36-months. The aggregate number of ENA Tokens to be delivered is calculated as the Initial In-Kind PIPE Proceeds divided by the token value, which is calculated based on a 5%, 15%, 20%, or 30% discount to the 30-Day VWAP of ENA Tokens ending two (2) days prior to the date of signing of the Initial PIPE Subscription Agreement (or $0.3008) for ENA Tokens contributed that are subject to lock-ups of 0 months, up to 12 months, 13-24 months, or 25 to 36 months, respectively. The aggregate number of shares of SC Assets Class A Common Stock to be issued to the Initial PIPE Investors at the closing of the PIPE will be calculated as follows: (A) the Initial PIPE Gross Proceeds divided by (B) (x) $10.00, multiplied by (y) a fraction, the numerator of which is (1) the 30-Day VWAP of ENA Token ending two (2) days prior to the date of signing the Initial PIPE Subscription Agreement (or $0.3008) and the denominator of which is (2) the 30-Day VWAP of ENA Token ending two (2) days prior to the Closing Date. Since the 30-Day VWAP of ENA Tokens on the Closing Date, which is needed to determine the number of shares of SC Assets Class A Common Stock to be issued to Initial PIPE Investors will not be known prior to the Closing Date, the Company has estimated the number of shares to be issued using the 30-day VWAP of ENA Tokens ending May 17, 2026 for purposes of these pro forma financial statements (or $0.1137).

iii.     In connection with the execution of the Initial PIPE Subscription Agreements, on July 21, 2025, SC Assets and Ethena OpCo entered into the Initial Token Purchase Agreement, whereby Ethena OpCo agreed to sell, and SC Assets, acting as administrative agent for the Initial PIPE Investors, agreed to purchase on behalf of the Initial Cash PIPE Investors, the Locked ENA Token in an amount equal to the Initial Locked ENA Purchase Amount. The Locked ENA Tokens purchased under this agreement are subject to a 48-month contractual lock-up period, with 25% unlocking on the 12-month anniversary of the Initial Token Purchase Date and the remaining 75% unlocking in 36 equal monthly installments. Pursuant to the terms of the Initial PIPE Subscription Agreement, Ethena OpCo deposited the Locked ENA Tokens into a Custodial Account and such Locked ENA Token will be held in such account for the benefit of the Initial Cash PIPE Investors until Closing.

iv.   On September 5, 2025, SC Assets, TLGY, StablecoinX and certain investors (“Additional PIPE Investors”) entered into additional PIPE Subscription Agreements (as they may be further amended, modified, supplemented or otherwise modified from time to time in accordance with their terms, the “Additional PIPE Subscription Agreements”) whereby the Additional PIPE Investors agreed to contribute (i) an aggregate of $281,159,130 consisting of (x) $91,312,824 in cash and (y) $189,846,306 in U.S. Dollar denominated stable coins (“USDC” or “USDT”, respectively) (collectively, “Cash” and the aggregate PIPE proceeds paid in Cash, the “Additional Cash PIPE Proceeds.” The terms “Cash” and “Additional Cash PIPE Proceeds”, as used herein, are intended to conform to the language in the Additional PIPE Subscription Agreements in Annex G-2, G-3, and G-4 and not to imply that USDC and/or USDT are either cash or cash equivalents under GAAP. The Additional Cash PIPE Proceeds was deposited into a separate Custodial Account established for the benefit of the Additional Cash PIPE investors and (ii) an additional $248,252,322 in ENA Tokens into an account designated by SC Assets two days prior to the Closing (the “Additional In-Kind PIPE Proceeds” and, together with the Additional Cash PIPE Proceeds, the “Additional PIPE Gross Proceeds”), in each case, in exchange for shares of SC Assets Class A Common Stock to be issued immediately prior to the Company Merger. Upon deposit of the Additional Cash PIPE Proceeds into a separate Custodial Account and in accordance with the terms of the Additional Token Purchase Agreement, SC Assets, acting as administrative agent for the Additional Cash PIPE Proceeds, used the Additional Cash PIPE Proceeds (less approximately $16.0 million of permitted transaction expenses, or $265,159,130, such amount “Additional Locked ENA Purchase Amount”) to purchase 914,341,825.83 Locked ENA Tokens from Ethena OpCo, which Locked ENA Token were valued at $0.29 per token. The purchases of Locked ENA Tokens under the Additional Token Purchase Agreement were completed by the end of September 2025. No USDC or USDT is held by the Company as of March 31, 2026 and therefore no USDC or USDT is included in the pro forma financial statements. The Additional In-Kind PIPE Proceeds represents an additional 426,353,752.38 ENA Tokens to be delivered to SC Assets prior to the Closing by the Additional PIPE Investors with no restrictions on transfer. The aggregate number of ENA Tokens to be delivered is calculated as the Additional In-Kind PIPE Proceeds divided by $0.630135 (or $0.29 for one Additional PIPE Investor). The aggregate number of shares of SC Assets Class A Common Stock to be issued to the Additional PIPE Investors at the closing of the PIPE will be calculated as follows: (A) the Additional PIPE Gross Proceeds divided by (B) (x) $10.00, multiplied by (y) a fraction, the numerator of which is (1) $0.414286 and the denominator of which is (2) the 30-Day VWAP of ENA Token ending two (2) days prior to the Closing Date. Since the 30-Day VWAP of ENA Tokens on the Closing Date which is needed to determine the number of shares of SC Assets Class A Common Stock to be issued to the Additional PIPE Investors will not be known prior to the Closing Date, the Company has estimated the number of shares to be issued using the 30-day VWAP of ENA Tokens ending May 17,2026 for purposes of these pro forma financial statements (or $0.1137).

v.       In connection with the execution of the Additional PIPE Subscription Agreements, on September 5, 2025, SC Assets and Ethena OpCo entered into the Additional Token Purchase Agreement, whereby Ethena OpCo agreed to sell, and SC Assets, acting as administrative agent for the Additional Cash PIPE Investors, agreed to purchase on behalf of the Additional PIPE Investors, the Locked ENA Token in an amount equal to the Additional Locked ENA Purchase Amount. The Locked ENA Tokens purchased under this agreement are subject to a 48-month contractual lock-up period, with 25% unlocking on the 12-month anniversary of the Additional Token Purchase Date and the remaining 75% unlocking in 36 equal monthly installments. Pursuant to the terms of the Additional Subscription Agreement, Ethena OpCo deposited the Locked ENA Tokens into a separate Custodial Account and such Locked ENA Token will be held in such account for the benefit of the Additional Cash PIPE Investors until Closing.

vi.     Immediately prior to the effective time of the SPAC Merger, TLGY Units will be separated into its component parts and then cancelled, as a result of which each holder thereof will receive one TLGY Class A Ordinary Share and one-half of one Public Warrant, for each TLGY Unit.

vii.    Immediately prior to the effective time of the SPAC Merger and in accordance with the terms of the TLGY Organizational Documents, each issued and outstanding TLGY Class B Ordinary Share shall be converted automatically into one TLGY Class A Ordinary Share, following which, all such TLGY Class B Ordinary Shares shall cease to be outstanding and shall automatically be canceled and shall cease to exist.

viii.   At the effective time of the SPAC Merger, each issued and outstanding TLGY Class A Ordinary Share (excluding TLGY Class A Ordinary Shares held by Public Shareholders exercising their redemption rights or exercising their dissenting rights) shall be exchanged, on a one-for-one basis, for one share of StablecoinX Class A Common Stock, following which, all such TLGY Class A Ordinary Shares shall cease to be outstanding and shall automatically be canceled and shall cease to exist.

ix.     At the effective time of the SPAC Merger, each then issued and outstanding whole TLGY Public Warrant (including those resulting from the Unit Separation) shall automatically become one (1) StablecoinX Public Warrant, and each Private Placement Warrant shall become one (1) warrant to purchase StablecoinX Class A Common Stock, in each case, in accordance with its terms.

x.      On July 21, 2025, StablecoinX, TLGY, SC Assets and the TLGY Insiders entered into the Sponsor Support Agreement, which was subsequently amended and restated on September 5, 2025, whereby, conditioned on Closing, the TLGY Insiders have agreed, immediately following the SPAC Merger, to exchange an aggregate of (i) 5,449,700 Founder Shares and (ii) 11,259,500 Private Placement Warrants, held by them, for a number of shares of StablecoinX Class A Common Stock and StablecoinX Class B Common Stock equal to 3% of the total number of outstanding shares of StablecoinX Class A Common Stock following the Company Merger (together, the “Retained Shares”).

xi.     Immediately after the SPAC Merger, the Sponsors Securities Exchange will take place in accordance with the terms of the Sponsor Support Agreement.

xii.    At the Closing, StablecoinX will be entitled to: (1) the ENA Tokens contributed by the Ethena, (2) the ENA Tokens held in the Custodial Accounts and contributed by the PIPE Investors, (3) any cash remaining in the Custodial Accounts after payment of transaction and custodial fees, and (4) the amount of cash available in the Trust Account, if any, after completing the Redemptions.

xiii.   At the effective time of the Company Merger, following the receipt of funding and ENA Tokens from the aforementioned PIPE Subscription Agreements and the Ethena Contribution Agreement each, issued and outstanding share of SC Assets Class B Common Stock shall be converted automatically into one share of StablecoinX Class A Common Stock and one share of StablecoinX Class B Common Stock, following which, all such SC Assets Class B Common Stock shall cease to be outstanding and shall automatically be canceled and shall cease to exist.

Anticipated Accounting Treatment

This unaudited pro forma condensed combined financial information should be read together with the historical financial statements and related notes of SC Assets and TLGY, and other financial information included elsewhere in this proxy statement/prospectus.

SC Assets has been determined to be the accounting acquirer of TLGY based on the following facts and circumstances:

•        SC Assets is the larger entity in terms of assets, inclusive of the ENA Contribution and the PIPE, and will be the ongoing operations of the combined entity.

•        Holders of SC Assets Common Stock immediately prior to the Closing (the “SC Assets Shareholders”) will, following the Closing, have the largest voting interest in the combined entity under all noted redemption scenarios.

•        SC Assets Shareholders will have the ability to control decisions regarding election and removal of the combined entity’s board of directors.

•        The combined company name will be StablecoinX, i.e. the combined entity will assume a name similar to SC Assets’ name.

The preponderance of evidence as described above is indicative that SC Assets is the accounting acquirer of TLGY. Accordingly, the merger between SC Assets and TLGY will be accounted for as a reverse recapitalization, with TLGY being treated as the “acquired” company for financial reporting purposes. For accounting purposes, the reverse recapitalization will be the equivalent of SC Assets issuing stock for the net assets of TLGY, accompanied by a recapitalization. The net assets of TLGY will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the reverse recapitalization will be those of SC Assets.

Basis of Pro Forma Presentation

The adjustments in the unaudited pro forma combined financial information have been identified and presented to provide relevant information of StablecoinX, the parent company of SC Assets at Closing, upon consummation of the Business Combination and other events contemplated by the Merger Agreement. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma combined financial information are described in the accompanying notes.

The unaudited pro forma combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. The Business Combination proceeds remaining after payment for the redemption of 388,406 public shares and payment of transaction costs related to the Merger are expected to be used for other general corporate purposes. Further, the unaudited pro forma combined financial information does not purport to project the future operating results or financial position of StablecoinX following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The following summarizes the pro forma StablecoinX Common Stock issued and outstanding immediately after the Business Combination and the related ownership percentages.

	Unaudited Pro Forma Combined Class A Common Share Ownership in StablecoinX, Inc.
	Number of Shares	Percentage Ownership
Sellers (SC Assets stockholders)(1)	700,000	2.3%
TLGY Public Shareholders(2)	101,481	0.3%
TLGY Insiders(3)	898,680	3.0%
Initial PIPE Investors(4)	11,458,018	38.2%
Additional PIPE Investors(5)	14,529,606	48.6%
Ethena(6)	2,268,215	7.6%
Total Class A Common Shares at Closing	29,956,000	100.0%
	Unaudited Pro Forma Combined Class B Common Share Ownership in StablecoinX, Inc.
	Number of Shares	Percentage Ownership
Sellers (SC Assets stockholders)(1)	700,000	18.1%
TLGY Insiders(3)	898,680	23.2%
Ethena(6)	2,268,215	58.7%
Total Class B Common Shares at Closing	3,866,895	100.0%

____________

(1)      The number of shares of StablecoinX Common Stock held by SC Assets stockholders is comprised of (i) 700,000 shares of StablecoinX Class A Common Stock and (ii) 700,000 shares of StablecoinX Class B Common Stock, to be issued upon exchange of the 700,000 shares of SC Assets Class B Common Stock currently held by such holders prior to the Company Merger.

(2)      The number of shares of StablecoinX Common Stock to be held by TLGY Public Shareholders after the redemption of 388,406 shares of TLGY stock.

(3)      The number of shares of StablecoinX Common Stock to be held by the TLGY Insiders reflects the exchange of (i) an aggregate of 5,449,700 Founder Shares, and (ii) 11,259,500 Private Placement Warrants, for 898,680 Retained Shares equal to 3% of the total number of outstanding shares of StablecoinX Class A Stock following the SPAC Merger.

(4)      The number of shares of StablecoinX Class A Common Stock to be held by the Initial PIPE Investors is comprised of 11,458,018 shares of StablecoinX Class A Common Stock to be issued upon exchange of an equal number of SC Assets Class A Common Stock held by such investors prior to the Company Merger. The aggregate number of shares of SC Assets Class A Common Stock to be issued to the Initial PIPE Investors will be calculated at closing as (A) the Initial PIPE Gross Proceeds divided by (B) (x) $10.00, multiplied by (y) a fraction, the numerator of which is (1) the 30-Day VWAP of ENA Token ending two (2) days prior to the date of signing the Initial PIPE Subscription Agreement (or $0.3008) and the denominator of which is (2) the 30-Day VWAP of ENA Token ending two (2) days prior to Closing Date. Since the 30-Day VWAP of ENA Tokens on the Closing Date which is needed to determine the number of shares to be issued is not known until Closing, the Company has estimated the number of shares to be issued using the 30-day VWAP of ENA Tokens ending May 17,2026 for purposes of these pro forma financial statements (or $0.1137).

(5)      The number of shares of StablecoinX Class A Common Stock to be held by the Additional PIPE Investors is comprised of 14,259,606 shares of StablecoinX Class A Common Stock to be issued upon exchange of an equal number of SC Assets Class A Common Stock held by such investors prior to the Company Merger. The aggregate number of shares of SC Assets Class A Common Stock issued to PIPE investors will be calculated at closing as (A) the Additional PIPE Gross Proceeds divided by (B) (x) $10.00, multiplied by (y) a fraction, the numerator of which is (1) $0.414286, and the denominator of which is (2) the 30-Day VWAP of ENA Token ending two (2) days prior to the Closing Date. Since the 30-Day VWAP of ENA Tokens on the Closing Date which is needed to determine the number of shares to be issued is not known until Closing, the Company has estimated the number of shares to be issued using the 30-day VWAP of ENA Tokens ending March 30, 2026 for purposes of these pro forma financial statements (or $0.1137).

(6)      The number of shares of StablecoinX Class A Common Stock to be held by Ethena is comprised of (i) 2,268,215 shares of StablecoinX Class A Common Stock and (ii) 2,268,215 shares of StablecoinX Class B Common Stock to be issued upon exchange of an equal number of SC Assets Class B Common Stock held by Ethena prior to the Company Merger. The number of shares of SC Assets Class A Common Stock issued to Ethena will be calculated at closing as (A) the ENA Contribution Amount divided by (B) (x) $10.00, multiplied by (y) a fraction, the numerator of which is (1) the 30-Day VWAP of ENA Token ending two (2) days prior to the date of signing the Contribution Agreement (or $0.3008) and the denominator of which is (2) the 30-Day VWAP of ENA Token ending two (2) days prior to the Closing Date. Since the 30-Day VWAP of ENA Tokens on the Closing Date which is needed to determine the number of shares to be issued is not known until Closing, the Company has estimated the number of shares to be issued using the 30-day VWAP of ENA Tokens ending May 17, 2026 for purposes of these pro forma financial statements (or $0.1137). The number of shares does not include 1,575,333 shares of StablecoinX Class A Common Stock to be issued to Ethena OpCo as one of the Additional PIPE Investors.

Since we do not know what the 30-Day VWAP of ENA Tokens will be on the Closing Date, we cannot determine the number of shares that will be issued to the Initial PIPE Investors, Additional PIPE Investors, Ethena, and the TLGY Insiders. As a result, actual results may differ materially from the amounts presented.

If the 30-Day VWAP of ENA Tokens as of May 17,2026 is decreased by 50%, the total number of shares of StablecoinX Class A Common Stock and StablecoinX Class B Common Stock to be issued at Closing decreases as follows:

	Unaudited Pro Forma Combined Class A Common Share Ownership in StablecoinX, Inc.
	Number of Shares	Percentage Ownership
Sellers (SC Assets stockholders)	700,000	4.5%
TLGY Public Shareholders	101,481	0.7%
TLGY Insiders	461,760	3.0%
Initial PIPE Investors	5,728,990	37.2%
Additional PIPE Investors	7,265,646	47.2%
Ethena	1,134,108	7.4%
Total Class A Common Shares at Closing	15,391,984	100.0%
	Unaudited Pro Forma Combined Class B Common Share Ownership in StablecoinX, Inc.
	Number of Class B Shares	Percentage Ownership
Sellers (SC Assets stockholders)	700,000	30.5%
TLGY Insiders	461,760	20.1%
Ethena	1,134,108	49.4%
Total Class B Common Shares at Closing	2,295,867	100.0%

If the 30-Day VWAP of ENA Tokens as of May 17,2026 is increased by 50%, the total number of shares StablecoinX Class A Common Stock and StablecoinX Class B Common Stock to be issued at Closing increases as follows:

	Unaudited Pro Forma Combined Class A Common Share Ownership in StablecoinX, Inc.
	Number of Shares	Percentage Ownership
Sellers (SC Assets stockholders)	700,000	1.6%
TLGY Public Shareholders	101,481	0.2%
TLGY Insiders	1,335,702	3.0%
Initial PIPE Investors	17,186,970	38.6%
Additional PIPE Investors	21,796,937	49.0%
Ethena	3,402,323	7.6%
Total Class A Common Shares at Closing	44,523,413	100.0%

	Unaudited Pro Forma Combined Class B Common Share Ownership in StablecoinX, Inc.
	Number of Class B Shares	Percentage Ownership
Sellers (SC Assets stockholders)	700,000	12.9%
TLGY Insiders	1,335,702	24.6%
Ethena	3,402,323	62.5%
Total Class B Common Shares at Closing	5,438,025	100.0%

Regarding the Redemption of TLGY’s Class A Ordinary Shares, the actual results will be within the parameters described by the three scenarios. However, there can be no assurance regarding which scenario will be closest to the actual results. The table above excludes StablecoinX shares associated with Public Warrants.

StablecoinX Inc.

Unaudited Pro Forma Combined Balance Sheet

As of March 31, 2026

	StablecoinX Assets, Inc. (Historical)	StablecoinX Inc. (Historical)	TLGY Acquisition Corp. (Historical)	Other Material Event Adjustments (Note 3)	Note	Transaction Accounting Adjustments (Note 4)	Note	Pro Forma Combined
ASSETS
Current assets:
Cash	$2,782	—	$2,812	199,000	3(A)	$6,075,451	4(A)	$6,280,045
Related party receivables	11,875	—	—	—		(11,875)	4(B)	—
Digital assets – restricted	70,121	—	—	—		—		70,121
Prepaid expenses	70,065	—	37,761	—		—		107,826
Total current assets	154,843	—	40,573	199,000		6,063,576		6,457,992
Cash and Investments held in Trust Account	—	—	6,463,010	—		(6,463,010)	4(C)	—
Digital intangible assets	—	—	—	—		316,334,892	4(D)	316,334,892
Capitalized software	50,000	—	—	—		—		50,000
Intangible asset, net	427,125	—	—	—		—		427,125
Total Assets	$631,968	—	$6,503,583	199,000		$315,935,457		$323,270,008

LIABILITIES, REDEEMABLE STOCK, AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$400,741	51,531	$455,367	—		$(525,521)	4(E)	$382,118
Accounts payable – related party	—	32,675	$—	—		$(32,675)	4(F)	$—
Demand notes – related party	69,455	—	—	24,000	3(B)	—		93,455
Accrued offering costs	—	—	5,000	—		—		5,000
Convertible promissory note payable – former sponsor	—	—	2,912,000	—		(2,912,000)	4(G)	—
Convertible promissory note payable – current sponsors	—	—	3,687,325	175,000	3(C)	(3,862,325)	4(H)	—
Total current liabilities	470,196	84,206	7,059,692	199,000		(7,332,521)		480,573
Derivative warrant liabilities	—	—	18,207,600	—		—		18,207,600
Deferred underwriting commission	—	—				—		—
Total liabilities	470,196	84,206	25,267,292	199,000		(7,332,521)		18,688,173

Commitments and contingencies

Class A ordinary shares subject to possible redemption	—	—	6,463,122	—		(6,463,122)	4(I)	—

Stockholders’ equity:
TLGY Acquisition Corp. Class A Ordinary Shares	—	—	534	—		(534)	4(J)	—
TLGY Acquisition Corp. Class B Ordinary Shares	—	—	11	—		(11)	4(K)	—
StablecoinX Assets Inc. Class A Common Stock	—	—	—	—		—		—
StablecoinX Assets Inc. Class B Common Stock	70	—	—	—		(70)	4(L)	—
StablecoinX Inc. Class A Shares	—	—	—	—		2,996	4(M)	2,996
StablecoinX Inc. Class B Shares	—	—	—	—		387	4(N)	387
Additional paid-in capital	802,430	—	—	—		304,500,956	4(O)	305,303,386
Accumulated deficit	(640,728)	(84,206)	(25,227,376)	—		25,227,376	4(P)	(724,934)
Total stockholders’ equity (deficit)	161,772	(84,206)	(25,226,831)	—		329,731,100		304,581,835
Total liabilities and stockholders’ equity (deficit)	$631,968	—	$6,503,583	199,000		$315,935,457		$323,270,008

StablecoinX Inc.

Unaudited Pro Forma Combined Statement of Operations

For the three months ended March 31, 2026

	StablecoinX Assets, Inc. (Historical)	StablecoinX Inc. (Historical)	TLGY Acquisition Corp. (Historical)	Other Material Event Adjustments (Note 3)	Note	Transaction Accounting Adjustments (Note 5)	Note	Pro Forma Combined
Revenue	$666	$—	$—	$—		$—		$666

Expenses
Research and development	113,907	—	—	—		—		113,907
General and administrative	269,362	35,643	954,356	—		—		1,259,361
Depreciation and amortization	25,125	—	—	—		—		25,125
Total expenses	408,394	35,643	954,356	—		—		1,398,393
Income from Operations	(407,728)	(35,643)	(954,356)	—		—		(1,397,727)

Other income (expense), net:
Income earned on cash and investments held in trust account	—	—	44,722	—		(44,722)	5(A)	—
Forgiveness of debt	—	—	—	—		—		—
Change in fair value of derivative liabilities	—	—	(3,413,925)	—		1,688,925	5(B)	(1,725,000)
Total other income (expense)	—	—	(3,369,203)	—		1,644,203		(1,725,000)
Loss before income taxes	(407,728)	(35,643)	(4,323,559)	—		1,644,203		(3,122,727)
(Benefit from) provision for income taxes	—	—	—	—		—		—
Net income (loss)	$(407,728)	$(35,643)	$(4,323,559)	$—		$1,644,203		$(3,122,727)
Weighted average Class A ordinary shares outstanding – basic and diluted	—	—	5,834,587					29,956,000
Basic and diluted net loss per Class A ordinary share	$—	—	$(0.73)					$(0.10)
Weighted average Class B ordinary shares outstanding – basic and diluted(a)	700,000	1	105,000					—
Basic and diluted net loss per Class B ordinary share	$(0.58)	(35,643)	$(0.73)					$—

____________

(a)      Class B shares of StablecoinX Inc. do not participate in earnings

StablecoinX Inc.

Unaudited Pro Forma Combined Statement of Operations

For the year ended December 31, 2025

	StablecoinX Assets, Inc. (Historical)	StablecoinX, Inc. (Historical)	TLGY Acquisition Corp. (Historical)	Other Material Event Adjustments (Note 3)	Note	Transaction Accounting Adjustments (Note 6)	Note	Pro Forma Combined
Expenses
General and administrative	$185,249	$48,563	$1,298,834			$—		$1,532,646
Depreciation and amortization	50,250	—	—	—		—		50,250
Total expenses	235,499	48,563	1,298,834	—		—		1,582,896

Other income (expense), net:
Income earned on cash and investments held in trust account	—	—	725,255	—		(725,255)	6(A)	—
Forgiveness of debt	—	—	127,768	—		—		127,768
Change in fair value of derivative liabilities	—	—	(14,336,209)	—		7,092,359	6(B)	(7,243,850)
Total other income (expense)	—	—	(13,483,186)	—		6,367,104		(7,116,082)
Loss before income taxes	(235,499)	(48,563)	(14,782,020)	—		6,367,104		(8,698,978)
(Benefit from) provision for income taxes	—	—	—	—		—		—
Net income (loss)	$(235,499)	(48,563)	$(14,782,020)	—		$6,367,104		$(8,698,978)
Weighted average Class A ordinary shares outstanding – basic and diluted	—	—	5,526,483					27,469,352
Basic and diluted net loss per Class A ordinary share	$—	—	$(2.01)					$(0.32)
Weighted average Class B ordinary shares outstanding – basic and diluted(a)	700,000	1	1,835,361					—
Basic and diluted net loss per Class B ordinary share	$(0.34)	(48,563)	$(2.01)					$—

____________

(a)       Class B shares of StablecoinX Inc. do not participate in earnings

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The merger between SC Assets and TLGY will be accounted for as a reverse recapitalization, with TLGY being treated as the “acquired” company for financial reporting purposes. For accounting purposes, the reverse recapitalization will be the equivalent of SC Assets issuing stock for the net assets of TLGY, accompanied by a recapitalization. The net assets of TLGY will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the reverse recapitalization will be those of SC Assets. Upon the consummation of the Merger, StablecoinX will become the parent company of SC Assets as well as the reporting entity.

The unaudited pro forma combined balance sheet of StablecoinX as of March 31, 2026 assumes that the transactions occurred on March 31, 2026. The unaudited pro forma combined statement of operations of StablecoinX for the year ended December 31, 2025 and for the three months ended March 31, 2026 presents pro forma effect to the transactions as if it had been completed on January 1, 2025.

The unaudited pro forma condensed combined balance sheet as of March 31, 2026 should be read in conjunction with, the following:

•        unaudited financial statements of TLGY for the three months ended March 31, 2026 and the related notes, included elsewhere in this proxy statement/prospectus; and

•        unaudited condensed financial statements of SC Assets as of March 31, 2026 and the related notes, included elsewhere in this proxy statement/prospectus.

•        unaudited condensed consolidated financial statements of StablecoinX as of March 31, 2026 and the related notes, included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information for the year ended December 31, 2025 should be read in conjunction with, the following:

•        unaudited financial statements of TLGY for the year ended December 31, 2025 and the related notes, included elsewhere in this proxy statement/prospectus; and

•        unaudited condensed financial statements of SC Assets as of December 31, 2025 and the related notes, included elsewhere in this proxy statement/prospectus.

•        unaudited condensed consolidated financial statements of StablecoinX as of December 31, 2025 and the related notes, included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined financial information has been prepared to illustrate the effect of the Business Combination and other material transactions and has been prepared for informational purposes only.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments (“Other Material Event Adjustments” and “Transaction Accounting Adjustments”). As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. Article 11 of Regulation S-X allows for the presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). TLGY has elected not to present Management’s Adjustments and will only be presenting Other Material Event Adjustments and Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The pro forma adjustments reflecting the Business Combination with TLGY are based on certain currently available information and certain assumptions and methodologies that TLGY believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible such differences may be material. TLGY believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had StablecoinX filed consolidated income tax returns during the periods presented.

The unaudited pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma combined statements of operations are based upon the number of StablecoinX shares outstanding, assuming the Business Combination occurred on January 1, 2025.

The unaudited pro forma combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of StablecoinX. They should be read in conjunction with the historical financial statements and notes thereto of TLGY, SC Assets, and StablecoinX

Note 2 — Accounting Policies

Upon completion of the Business Combination, management will perform a comprehensive review of TLGY’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the companies which, when conformed, could have a material impact on the combined financial statements. Based on its initial analysis, management has not identified any material differences in accounting policies that would have a material impact on the unaudited pro forma combined financial information.

Digital Assets

Upon completion of the Business Combination, the Company will receive ENA tokens contributed or purchased subject to the Contribution Agreement and PIPE agreements. The cost of ENA will be initially recorded at the fair value of ENA tokens at Closing. ENA tokens held by the Company are indefinite-lived intangible assets outside the scope of ASC 350-60 since they were created by Ethena, a related party upon Closing, and therefore it fails the ‘not created or issued by the reporting entity or its related parties’ criterion’ in paragraph 350-60-15-1(f). These digital intangible assets will be recorded at cost, less impairment within digital intangible assets on the consolidated balance sheets in accordance with ASC 350-30.

The Company will perform an analysis each quarter to identify whether events or changes in circumstances, indicate that it is more likely than not that its digital assets are impaired. If an impairment has occurred, the Company will consider the lowest intra-day market price quoted on an active exchange since acquiring the respective digital asset as the fair value measure. If the then current carrying value of a digital asset exceeds the fair value, an impairment loss has occurred with respect to those digital assets in the amount equal to the difference between their carrying values and the fair value. When impaired, digital assets will be written down to their fair value at the time of impairment and this new cost basis will not be adjusted upward for any subsequent increase in fair value. Gains will not be recorded until realized upon sale. In determining the gain or loss to be recognized upon sale, the Company will calculate the difference between the sales price and the carrying value of the digital assets sold immediately prior to sale. The Company intends to use a first-in, first-out methodology to assign costs to digital assets for purposes of evaluating impairment and determining realized gains and losses.

As of March 31, 2026, the Company held $0.1 million of digital assets comprised of ETH that are in the scope of ASC 350-60 at fair value. The activity from remeasurement of the ETH at fair value is reflected in the consolidated statements of operations within Change in fair value of digital assets — restricted. Realized gain (loss) on the disposition of all of the Company’s crypto assets is calculated on a first-in-first out (“FIFO”) basis. Gains or losses from the sale of digital assets are calculated as the difference between the disposal price and the cost basis and are recognized in other expenses (income).

Note 3 — Adjustments to Unaudited Pro Forma Combined Financial Information for Other Material Events

(A)    Cash — Reflects the impact of Other Material Events on cash. The table below summarizes the other material adjustments as follows:

Description	Note	Amount
Borrowings by SC Assets from related parties	3(A)(i)	$24,000
Borrowings on the Convertible promissory notes – Current Sponsor	3(A)(ii)	175,000
Material Event Adjustment-Cash and cash equivalents		$199,000

(i)     Reflects additional borrowings by SC Assets from related parties between 3/31/2026 and the closing.

(ii)    Reflects additional borrowings on the Convertible promissory notes — Current Sponsor between 3/31/2026 and the closing.

(B)    Reflects additional borrowings by SC Assets from related parties between 3/31/2026 and the closing.

(C)    Reflects additional borrowings on the Convertible promissory notes — Current Sponsor between 3/31/2026 and the closing.

Note 4 — Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma StablecoinX Inc. Transaction Accounting Adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

(A)    Cash — Reflects the Transaction Accounting Adjustments impact of the Business Combination on the cash and cash equivalents balance of StablecoinX. The table below summarizes the pro forma adjustments as follows:

Description	Note	Amount
Reclassification of the funds held in the Trust Account	4(A)(i)	$1,338,712
Payment of transaction costs	4(A)(ii)	(6,510,205)
Repayment of convertible promissory notes-Former Sponsor	4(A)(iii)	(2,912,000)
Repayment of convertible promissory note payable-Current Sponsors	4(A)(iii)	(3,862,325)
Proceeds from Initial PIPE	4(A)(iv)	2,021,268
Proceeds from Additional PIPE	4(A)(v)	16,000,000
Pro Forma Adjustment-Cash and cash equivalents		$6,075,451

(i)     Represents the release of $1.3 million of funds held in the Trust Account upon the closing of the Business Combination, subsequent to redemptions, that will be made available for the ongoing operations of StablecoinX as cash and cash equivalents. Refer to Note 4(C), Cash and Investments held in Trust Account and Note 4(O) Additional Paid-in Capital, for the corresponding pro forma adjusting entries for the decrease of funds held in the Trust Account.

(ii)    Reflects the payment of $6.5 million of nonrecurring transaction costs incurred, or estimated transaction costs remaining to be incurred, expected to be settled in cash prior to, or upon, the closing of the Business Combination. Amount represents the costs of financial advisory, legal, and other professional services, in connection with the Business Combination.

(iii)   Represents the settlement of convertible promissory notes from the former sponsor to TLGY in the amount of $2.9 million and the settlement of convertible promissory notes from the current Sponsor to TLGY in the amount of $3.9 million. TLGY has assumed that convertible promissory notes will be settled in cash, rather than converted to StablecoinX warrants.

(iv)   Amount represents the fiat currency proceeds retained for transaction expenses less expenses incurred from shares sold to the Initial PIPE investors in the amount of $2.0. Stablecoins received from the Initial Cash PIPE Investors were used to purchase ENA Tokens under the Initial Token Purchase Agreement. No stablecoins are currently held or expected to be held at the Closing.

(v)    Amount represents the fiat currency proceeds retained for transaction expenses from shares sold to the Additional PIPE investors in the amount of $16.0 million. Stablecoins received from the Initial Cash PIPE Investors were used to purchase ENA Tokens under the Initial Token Purchase Agreement. No stablecoins are currently held or expected to be held at the Closing.

(B)    Reflects the Elimination of SC Assets’ Related party receivables from StablecoinX.

(C)    Cash and Investments held in Trust Account — Represents the release of $1.3 million of funds held in the Trust Account upon the closing of the Business Combination after giving effect to the impact of redemptions of TLGY’s Class A ordinary shares amounting to $5.1 million.

(D)    Digital Assets — Reflects the fair value of the ENA Tokens to be received from the PIPE and from Ethena after the payment of certain transaction costs in ENA tokens. The Company is unable to predict the fair value of the ENA Tokens at closing and has therefore valued the ENA tokens as of May 17,2026, for purposes of these pro forma financial statements. Refer to Note 4(O)(iv), Note 4(O)(v) and Note 4(O)(vi), Additional paid-in capital, for the corresponding pro forma adjusting entries.

Description	Note	Amount
Contribution of ENA tokens from Initial PIPE	4(D)(i)	$147,132,633
Contribution of ENA tokens from Additional PIPE	4(D)(ii)	139,866,449
Contribution of ENA tokens from Ethena	4(D)(iii)	29,727,525
Payment of transaction costs in ENA tokens	4(D)(iv)	(391,715)
Pro Forma Adjustment-Digital Assets		$316,334,892

(i)     Amount represents the fair value, as of May 17,2026, of 1,405,756,977 ENA tokens received from Initial PIPE Investors.

(ii)    Amount represents the fair value, as of May 17,2026, of 1,340,695,578 ENA tokens received from Additional PIPE investors.

(iii)   Amount represents the fair value, as of May 17,2026, of 284,954,407 ENA tokens received from Ethena.

(iv)   Amount represents the fair value, as of May 17,2026, of 3,754,801 ENA tokens in payment of $0.4 million of nonrecurring financial advisory transaction costs incurred expected to be settled upon, the closing of the Business Combination.

(E)    Accounts payable and accrued expenses — Reflects the payment of $0.5 million of nonrecurring transaction costs incurred expected to be settled in cash prior to, or upon, the closing of the Business Combination.

(F)    Accounts payable — related party — Reflects the Elimination of StablecoinX Related party receivables to Stablecoin Assets and TLGY.

(G)    Convertible Promissory Notes Payable — Former Sponsor — Represents the settlement of convertible promissory notes from the former Sponsor to TLGY in the amount of $2.9 million in cash. See Note 4(A)(iii), Cash and cash equivalents, for the corresponding pro forma adjusting entries.

(H)    Convertible Promissory Note Payable — Current Sponsor Represents the settlement of convertible promissory notes from the current Sponsor to TLGY in the amount of $3.9 million in cash. See Note 4(A)(iii), Cash and cash equivalents, for the corresponding pro forma adjusting entries.

(I)     Class A Ordinary Shares subject to redemption — Represents the reclassification of the remaining TLGY’s Class A Ordinary Shares subject to possible redemption after redemptions of $5.1 million at the Closing of the Business Combination. Refer to Note 4(A)(i), Cash and cash equivalents and Note 4(O) Additional Paid-in Capital, for the corresponding pro forma adjusting entries.

(J)     TLGY Class A Ordinary Shares — Represents adjustment to reclassify the par value associated with TLGY’s Class A Ordinary Shares to the par value associated with StablecoinX Class A Common Stock and StablecoinX Class B Common Stock.

(K)    TLGY Class B Ordinary Shares — Represents adjustment to reclassify the par value associated with TLGY’s Class A Ordinary Shares to the par value associated with StablecoinX Class A Common Stock and StablecoinX Class B Common Stock.

(L)    SC Assets Class B Common Stock — Represents adjustment to reclassify the par value associated with StablecoinX Class B Common Stock to the par value associated with StablecoinX Class A Common Stock and StablecoinX Class B Common Stock.

(M)   StablecoinX Class A Common Stock — Represents the impact of the Business Combination on the par value associated with StablecoinX Class A Common Stock. The table below summarizes the pro forma adjustments as follows:

Description	Note	Amount
Issuance of shares to Initial PIPE Investors	4(M)(i)	1,146
Issuance of shares to Additional PIPE Investors	4(M)(ii)	1,453
Issuance of shares to Ethena(1)	4(M)(iii)	227
Reclassification of TLGY’s Class A Ordinary Shares	4(M)(iv)	10
Reclassification of TLGY’s Class A and Class B Ordinary Shares	4(M)(v)	90
Reclassification of SC Assets Class B Common Stock	4(M)(vi)	70
Pro Forma Adjustment-SC Assets Class A Common Stock		$2,996

____________

(1)      Does not include the shares to be issued to Ethena OpCo as an Additional PIPE Investor.

(i)     Represents the par value of the shares of StablecoinX Class A Common Stock to be issued to Initial PIPE investors. Since the number of shares to be issued is based in part on the 30-day VWAP of ENA Tokens ending two (2) days prior to the Closing Date, the Company has estimated the number of shares to be issued using the 30-day VWAP of ENA Tokens ending May 17,2026 for purposes of these pro forma financial statements.

(ii)    Represents the par value of the shares of StablecoinX Class A Common Stock to be issued to Additional PIPE investors. Since the number of shares to be issued is based in part on the 30-day VWAP of ENA Tokens ending two (2) days prior to the Closing Date, the Company has estimated the number of shares to be issued using the 30-day VWAP of ENA Tokens ending May 17,2026 for purposes of these pro forma financial statements.

(iii)   Represents the par value of the shares of StablecoinX Class A Common Stock to be issued to Ethena. Since the number of shares to be issued is based in part on the 30-day VWAP of ENA Tokens ending two (2) days prior to the Closing Date, the Company has estimated the number of shares to be issued using the 30-day VWAP of ENA Tokens ending May 17,2026 for purposes of these pro forma financial statements. Amount does not include the par value of 1,575,333 shares of StablecoinX Class A Common Stock to be issued to Ethena OpCo as one of the Additional PIPE Investors.

(iv)   Represents the par value of the shares of StablecoinX Class A Common Stock to be issued to holders of TLGY Class A Ordinary Shares subject to redemption prior to the closing of the Business Combination.

(v)    Represents the par value of the shares of StablecoinX Class A Common Stock to be issued to holders of TLGY Class A Ordinary Shares and TLGY Class B Shares that were not subject to redemption prior to the closing of the Business Combination.

(vi)   Represents the par value of StablecoinX Class A Common Stock to be issued to holders of SC Assets Common Stock.

(N)    StablecoinX Class B Common Stock — Represents the impact of the Business Combination on the par value associated with StablecoinX Class B Common Stock. The table below summarizes the pro forma adjustments as follows:

Description	Note	Amount
Issuance of shares to Ethena	4(N)(i)	227
Reclassification of TLGY’s Class A and Class B Ordinary Shares	4(N)(ii)	90
Reclassification of SC Assets Class B Common Stock	4(N)(iii)	70
Pro Forma Adjustment-SC Assets Class B Common Stock		$387

(i)     Represents the par value of the shares of StablecoinX Class B Common Stock to be issued to Ethena. Since the number of shares to be issued is based in part on the 30-day VWAP of ENA Tokens ending two (2) days prior to the Closing Date, the Company has estimated the number of shares to be issued using the 30-day VWAP of ENA Tokens ending May 17,2026 for purposes of these pro forma financial statements.

(ii)    Represents the par value of the shares of StablecoinX Class B Common Stock to be issued to holders of TLGY Class A Ordinary Shares not subject to redemption prior to the closing of the Business Combination.

(iii)   Represents the par value of the shares of StablecoinX Class B Common Stock to be issued to holders of SC Assets Class B Ordinary Shares prior to the closing of the Business Combination.

(O)    Additional Paid-in Capital — Represents the impact of the Business Combination on additional paid-in capital. The table below summarizes the pro forma adjustments as follows:

Description	Note	Amount
Transaction Expenses	4(O)(i)	$(6,355,599)
Cash Proceeds from Initial PIPE	4(O)(ii)	2,021,268
Cash Proceeds from Additional PIPE	4(O)(iii)	16,000,000
Contribution of tokens from Initial PIPE	4(O)(iv)	147,131,487
Contribution of tokens from Additional PIPE	4(O)(v)	139,864,996
Contribution of tokens from Ethena	4(O)(vi)	29,727,071
Reclassification of TLGY’s Class A Ordinary Shares	4(O)(vii)	1,338,814
Reclassification of TLGY’s Class A and Class B Ordinary Shares	4(O)(viii)	365
Reclassification of TLGY’s accumulated deficit to additional paid-in capital (elimination)	4(O)(ix)	(25,227,376)
Reclassification of SC Assets Class B shares	4(O)(x)	(70)
Pro Forma Adjustment-Additional paid-in capital		$304,500,956

(i)     Represents transaction costs of approximately $6.4 million expected to be incurred related to financial advisory, legal, and other professional services, in connection with the Business Combination prior to the Closing. These costs are non-recurring in nature. Refer to Note 4(A)(ii), Cash and cash equivalents, for the corresponding pro forma adjusting entries.

(ii)    Amount represents the cash proceeds less allowable expenses incurred from Shares sold in the Initial PIPE in the amount of $2.0 million. Refer to Note 4(A)(iv), Cash and cash equivalents, for the corresponding pro forma adjusting entries.

(iii)   Amount represents the cash proceeds from Shares sold in the Initial PIPE in the amount of $16.0 million. Refer to Note 4(A)(v), Cash and cash equivalents, for the corresponding pro forma adjusting entries

(iv)   Immediately prior to the closing of the Business Combination, the Initial PIPE Investors will contribute ENA tokens to SC Assets for a preliminary estimate of 11,458,018 shares of SC Assets Class A Common Stock. At the closing of the Business Combination, each share of SC Assets Class A Common Stock will be converted to one share of StablecoinX Class A Common Stock. The amount represents the estimated fair value of the digital assets to be contributed by the PIPE investors. The Company is unable to predict the fair value of the ENA tokens at closing and has therefore valued the tokens as of May 17,2026 for purposes of these pro forma financial statements. Refer to Note 4(D)(i), Digital Assets, for the corresponding pro forma adjusting entries.

(v)    Immediately prior to the closing of the Business Combination, the Additional PIPE Investors will contribute ENA tokens to SC Assets for a preliminary estimate of 14,529,606 shares of SC Assets Class A Common Stock. At the closing of the Business Combination, each share of SC Assets Class A Common Stock will be converted to one share of StablecoinX Class A Common Stock. The amount represents the estimated fair value of the digital assets to be contributed by the PIPE investors. The Company is unable to predict the fair value of the ENA tokens at closing and has therefore valued the tokens as of May 17,2026 for purposes of these pro forma financial statements. Refer to Note 4(D)(ii), Digital Assets, for the corresponding pro forma adjusting entries.

(vi)   Immediately prior to the closing of the Business Combination, Ethena will contribute ENA tokens to SC Assets for a preliminary estimate of 2,268,215 shares SC Assets Class B Common Shares. At the closing of the Business Combination, each share of SC Assets Class A Common Stock will be converted to one share of StablecoinX Class A Common Stock and one share of StablecoinX Class B Common Stock. The amount represents the estimated fair value of the digital assets to be contributed by Ethena. The Company is unable to predict the fair value of the ENA tokens at closing and has therefore valued the tokens as of May 17,2026 for purposes of these pro forma financial statements. Refer to Note 4(D)(iii), Digital Assets, for the corresponding pro forma adjusting entries.

(vii)  Represents the reclassification of $1.3 million of TLGY’s Class A Ordinary Shares from temporary equity (mezzanine) to permanent equity. See note 4(I) TLGY’s Class A Common Stock subject to redemption, for the corresponding pro forma adjusting entries.

(viii) Represents adjustment to reclassify the par value associated with TLGY’s Class A and Class B Common Stock to the par value associated with StablecoinX Class A and Class B Common Stock.

(ix)   Reflects the $25.2 million elimination of TLGY’s historical accumulated deficit as part of the reverse recapitalization at the Closing of the Business Combination. Refer to Note 4(P), Accumulated deficit, for the corresponding pro forma adjusting entries.

(x)    Represents adjustment to reclassify the par value associated with SC Assets’ Class B Common Stock to the par value associated with StablecoinX Class A and Class B Common Stock.

(P)    Accumulated deficit — Represents the $25.2 million elimination of TLGY’s historical accumulated deficit as part of the reverse recapitalization at the Closing of the Business Combination. Refer to Note 4(O)(ix), Additional Paid-in Capital, for the corresponding pro forma adjusting entries

Note 5 — Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2026

(A)    Represents the elimination of TLGY’s historical interest income earned during the three months ended March 31, 2026 on the Cash and Investments held in the Trust Account, which were dissolved and liquidated upon the Closing of the Business Combination.

(B)    Reflects the elimination of $1.7 million of loss on changes in the fair value of TLGY’s liability classified Private Placement Warrants during the three months ended March 31, 2026.

Note 6 — Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year ended December 31, 2025

(A)    Represents the elimination of $0.7 million of TLGY’s historical interest income earned during the twelve months ended December 31, 2025 on the Cash and Investments held in the Trust Account, which were dissolved and liquidated upon the Closing of the Business Combination.

(B)    Reflects the elimination of $7.1 million of loss on changes in the fair value of TLGY’s liability classified Private Placement Warrants during the twelve months ended December 31, 2025.

Note 7 — Net Loss Per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, and other related events, assuming such additional shares were outstanding since January 1, 2025. As the Business Combination and other related events are being reflected as if they had occurred as of January 1, 2025, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares issued in connection with the Business Combination and other related events have been outstanding for the entire period presented.

Since the number of shares to be issued is based in part on the 30-day VWAP of ENA Tokens ending two (2) days prior to the Closing Date, the Company has estimated the number of shares to be issued using the 30-day VWAP of ENA Tokens ending May 17,2026 for purposes of these pro forma financial statements.

For the three months ended March 31, 2026
Pro forma net loss	$(3,122,727)
Weighted average shares outstanding – basic and diluted	29,956,000
Pro forma net loss per share, basic and diluted	$(0.10)
For the year ended December 31, 2025
Pro forma net loss	$(8,698,978)
Weighted average shares outstanding – basic and diluted	29,956,000
Pro forma net loss per share, basic and diluted	$(0.29)

Weighted average shares outstanding for both basic and diluted was calculated as follows for the three months ended March 31, 2026 and the year ended December 31, 2025:

Weighted Average Shares Outstanding — Basic and Diluted

For the year ended December 31, 2025
Sellers (SC Assets stockholders)	700,000
TLGY Public Shareholders	101,481
TLGY Insiders	898,680
Initial PIPE Investors	11,458,018
Additional PIPE Investors	14,529,606
Ethena	2,268,215
Total Weighted Average Shares Outstanding	29,956,000

The following outstanding shares of StablecoinX Class A Common Stock equivalents were excluded from the computation of pro forma diluted net loss per share for the scenarios presented because including them would have had an anti-dilutive effect for the three months ended March 31, 2026 and the year ended December 31, 2025:

Anti-dilutive securities

Assuming No Redemptions
Public Warrants	11,500,000
Total	11,500,000

Financial Statements

Updated financial statements of SC Assets and StablecoinX Inc. are included in this Supplement.

Audited Financial Statements of StablecoinX Assets Inc.

StablecoinX Assets Inc.
Balance Sheet
As of December 31, 2025

Current assets:
Cash	$18,708
Digital assets – restricted	97,912
Prepaid insurance	105,065
Prepaid expenses and other current assets	10,000
Related party receivables (Note 7)	8,863
Total current assets	240,548
Intangible assets, net	452,250
Total assets	$692,798
Liabilities and stockholders’ equity:
Current liabilities:
Demand notes – related party (Note 7)	$97,912
Accounts payable	4,386
Accrued expenses	21,000
Total current liabilities	123,298
Total liabilities	123,298

Commitments and contingencies (Note 6)

Stockholders’ equity:
Class A common stock – $0.0001 par value; 50,000,000 shares authorized; zero shares issued or outstanding;	—
Class B common stock – $0.0001 par value; 10,000,000 shares authorized; 700,000 shares issued and outstanding	70
Additional paid-in capital	802,430
Accumulated deficit	(233,000)
Total stockholders’ equity	569,500
Total liabilities and stockholders’ equity	$692,798

See accompanying notes to the financial statements.

StablecoinX Assets Inc.
Statement of Operations
For the period from June 30, 2025 (inception) through December 31, 2025

Operating expenses:
General and administrative	$182,750
Amortization expense	50,250
Change in fair value of digital assets – restricted	48,684
Change in fair value of related party demand notes (Note 7)	(48,684)
Total operating expenses	233,000
Loss from operations	(233,000)

Loss before income taxes	(233,000)
Provision for income taxes	—
Net loss	$(233,000)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	700,000

Net loss per share attributable to common stockholders, basic and diluted	$(0.33)

See accompanying notes to the financial statements.

StablecoinX Assets Inc.
Statement of Stockholders’ Equity
For the period from June 30, 2025 (inception) through December 31, 2025

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance at inception	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock	—	—	700,000	70	802,430	—	802,500
Net loss	—	—	—	—	—	(233,000)	(233,000)
Balance at December 31, 2025	—	$—	700,000	$70	$802,430	$(233,000)	$569,500

See accompanying notes to the financial statements.

StablecoinX Assets Inc.
Statement of Cash Flows
For the period from June 30, 2025 (inception) through December 31, 2025

Cash flows from operating activities:
Net loss	$(233,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	50,250
Change in fair value of digital assets – restricted	48,684
Change in fair value of related party demand notes (Note 7)	(48,684)
Changes in operating assets and liabilities:
Prepaid insurance	(105,065)
Prepaid expenses and other current assets	(10,000)
Related party receivables (Note 7)	(8,863)
Accounts payable	4,386
Accrued expenses	21,000
Net cash used in operating activities	(281,292)

Cash flows from financing activities:
Receivable from stockholders (Note 7)	300,000
Net cash provided by financing activities	300,000

Net change in cash	18,708
Cash – beginning of period	—
Cash – end of period	$18,708

Supplemental disclosures of noncash investing and financing activities:
Contribution of intangible asset	$502,500
Loan of digital assets and issuance of related party demand notes	$146,596

See accompanying notes to the financial statements.

StablecoinX Assets Inc.
Notes to Financial Statements
December 31, 2025

Note 1. Description of Business

StablecoinX Assets Inc., doing business as StablecoinX, (“StablecoinX” or the “Company”) was incorporated on June 30, 2025 as a Delaware corporation. The Company has selected December 31 as its fiscal year end.

StablecoinX is an infrastructure software and services company focused on supporting the Ethena ecosystem, including its digital dollar products, particularly USDe. The Company intends to operate through three core business lines: Infrastructure Services, Infrastructure Software, and Distribution Services.

Infrastructure Services

The Company currently operates two infrastructure services:

Validator Services — A full-stack validator node live since October 2025, with all underlying intellectual property owned by the Company through its perpetual non-exclusive royalty-free software license (“License Agreement”) with Schulz von Jacob Ltd. (“SVJ”). In October 2025, the Company received a loan of thirty-three (33) Ethereum — ETH Tokens (“ETH Tokens”), a decentralized digital currency operating on the Ethereum blockchain protocol (See Notes 2 and 7). To begin validator services activity, the Company staked the ETH Tokens on its validator platform. See Notes 2 and 7.

Decentralized Verifier Node (DVN) Services — Live since November 2025, serving as a cross-chain verifier for the Ethena ecosystem across multiple chains. Subsequent to the quarter ended March 31, 2026, on April 14, 2026, the Company entered in a DVN Services Agreement with Ethena OpCo Ltd., a subsidiary of the Ethena Foundation, that sets forth a commercial agreement whereby Ethena Opco Ltd. will pay StablecoinX a service fee equal to 1 basis point on volume processed through our DVN (See Note 10).

Infrastructure Software and Distribution Services

Infrastructure Software — The Company intends to develop a comprehensive middleware API platform designed to enable businesses to integrate with Ethena’s USDe and related products. This platform is expected to provide the tools and technology to allow corporate enterprises, payment providers, small business, and financial institutions to integrate an issuer’s stablecoin across various use cases, whether for treasury operations, payments, or foreign exchange transfers.

Distribution Services — The Distribution Services business is a planned service offering that is intended to facilitate and capitalize on the broader adoption of Ethena’s digital dollar products, including USDe and USDtb (“Ethena Products”), by traditional financial institutions, asset managers, and investors.

Business Combination

On July 21, 2025, the Company entered into a business combination agreement (the “Business Combination Agreement”) with TLGY Acquisition Corporation Corp, a Cayman Island exempted company (“TLGY”), StablecoinX Inc. (“Pubco”), StablecoinX SPAC Merger Sub LLC, a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), and StablecoinX Company Merger Sub, Inc., a wholly-owned subsidiary of Pubco (“Company Merger Sub”). On January 21, 2026 the Business Combination Agreement was amended to extend the Outside Date (as defined in the Business Combination Agreement) to April 21, 2026. On April 21, 2026, the Business Combination Agreement was further amended to extend the Outside Date to July 21, 2026.

Pursuant to the Business Combination Agreement, upon the consummation of the transactions contemplated therein, SPAC Merger Sub will merge with and into TLGY, with TLGY continuing as the surviving company (the “SPAC Merger”), and immediately following the SPAC Merger, Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (the “Company Merger”, and together with the SPAC Merger, the “Mergers”), as a result of which the holders of shares of the Company’s Class A common stock, par value $0.0001 per share, will receive one share of Pubco Class A Common Stock for each share of the Company’s Class A Common

StablecoinX Assets Inc.
Notes to Financial Statements
December 31, 2025

Note 1. Description of Business (cont.)

Stock and holders of the Company’s Class B common stock, par value $0.0001 per share will receive one share of Pubco Class A Common Stock and one share of Pubco Class B common stock, par value $0.0001 per share, for each share of the Company’s Class B Common stock.

As a result of the Mergers and the other transactions contemplated by the Business Combination Agreement (the “Transactions” or “Business Combination”), TLGY and the Company will become wholly owned subsidiaries of Pubco and Pubco will become a publicly traded company.

The Company was founded by Young Cho, who is also the Chief Executive Officer and Director of TLGY, and Edward Chen, the managing member of the current sponsors of TLGY (collectively, the “Founders”) (see Notes 6 and 7).

Liquidity and Going Concern

The Company’s financial statements have been prepared on a going concern basis, which assumes that it will be able to meet its obligations and continue its operations to support the closing of the pending Business Combination Agreement during the twelve months following the issuance of these financial statements. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

The Company’s ability to continue to meet its obligations, to achieve its business objectives and continue as a going concern is dependent upon several factors, primarily being the consummation of the planned SPAC transaction. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Codification (“ASC”) Subtopic 205-40 “Presentation of Financial Statements — Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through a year from the date these financial statements are available to be issued.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and reflect all adjustments, including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with U.S. GAAP.

Use of Estimates

The preparation of the financial statements in accordance with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Actual results could differ from these estimates.

Digital Assets and Adoption of ASU 2023-08

The Company early adopted FASB ASU 2023-08, Intangibles — Goodwill and Other — Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), which requires entities to measure certain crypto assets at fair value with changes recognized in the statement of operations for each reporting period and others that do not fall under the scope of ASC 2023-08 as intangible assets. The Company’s ETH Tokens,

StablecoinX Assets Inc.
Notes to Financial Statements
December 31, 2025

Note 2. Summary of Significant Accounting Policies (cont.)

which have not been determined to be stablecoins or derivatives, are within the scope of ASU 2023-08 and recognized at fair value and determined using Level 1 inputs under the Accounting Standards Codification (“ASC”) 820, Fair Value Measurement, hierarchy as these prices were based on observable quoted prices in the market for identical assets. Changes in the fair value of crypto assets under ASU 2023-08 are recognized in the statement of operations for each reporting period. See Notes 3 and 7.

Realized gain (loss) on the disposition of all of the Company’s crypto assets is calculated on a first-in-first out (“FIFO”) basis. Gains or losses from the sale of digital assets are calculated as the difference between the disposal price and the cost basis and are recognized in other expenses (income).

Fair Value Measurements

The Company determines fair value measurements used in its financial statements based upon the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy distinguishes between (i) market participant assumptions developed based on market data obtained from independent sources (observable inputs), and (ii) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). ASC 820, Fair Value Measurements, requires fair value measurements be classified and disclosed in one of the following pricing categories:

Level 1:	This level consists of unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity can access at the measurement date.
Level 2:

This level consists of observable inputs other than the quoted prices included within Level 1, such as quoted prices for similar assets or liabilities in markets that are not active or for which all significant inputs are observable or can be corroborated by observable market data, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3:

This level consists of unobservable inputs for the asset or liability to the extent that observable inputs are not available, thereby allowing for situations in which there is little or no market data for the asset or liability at the measurement date. This requires the reporting entity to develop its own assumptions that market participants would use in pricing the asset or liability.

The carrying amounts of prepaid expenses and other current assets, accounts payable and accrued expenses approximate their fair values due to their short-term maturities.

Intangible Assets, Net

The Company’s finite-lived intangible asset, a perpetual royalty-free software license, was contributed to the Company during the period from inception through December 31, 2025, is carried at cost, and is amortized on a straight-line basis over the estimated remaining economic life of five years. The straight-line method of amortization represents the Company’s best estimate of the distribution of the economic value of the identifiable intangible assets. The factors that were considered in determining the useful lives of identifiable intangible asset included the extent to which expected future cash flows would be affected by the Company’s intent and ability to retain use of this asset. During the period from Inception through December 31, 2025, the Company recorded $50,250 of amortization expense related to the intangible asset. Intangible assets, net, consisted of the following as of December 31, 2025:

	Gross carrying amount	Accumulated amortization	Net book value	Weighted average remaining useful life (in years)
Software license	$502,500	(50,250)	$452,250	4.5

StablecoinX Assets Inc.
Notes to Financial Statements
December 31, 2025

Note 2. Summary of Significant Accounting Policies (cont.)

Impairment of Long-Lived Assets

Whenever events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable, the Company estimates the expected undiscounted future cash flows from the use of those assets and their eventual disposition (without any allocated debt financing charges). The Company conducts an intangible impairment analysis at least annually and more frequently if changes in facts and circumstances indicate that the fair value of the intangible asset may be less than its carrying amount. If the sum of the expected undiscounted future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. For the period from inception through December 31, 2025, the Company did not recognize any impairment expense related to its long-lived asset.

Demand Notes

The Company accounts for its related party demand notes at fair value at each period end pursuant to ASC 825, Financial Instruments wherein changes in the fair value are recorded as unrealized change in fair value of demand notes in the statement of operations. See Note 7.

Revenue

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, using the five-step model. During the period ended December 31, 2025, the Company commenced staking activities of ETH on its proprietary validation infrastructure. The Company concluded that where it controls the validation infrastructure, it is a principal in the provision of staking services to the blockchain and will recognize revenue on a gross basis. Staking revenue is earned at a point in time when confirmation is received from the network indicating that the validation is complete and the Company obtains control of the awards.

The Company does not have contract assets or liabilities, as revenue is recognized when cryptocurrency rewards are received without extended payment terms. Cryptocurrency rewards are measured at fair value using market prices on the date they are received. Costs related to staking, hosting fees and electricity, as applicable, are recorded as incurred under cost of revenue in the statement of operations.

For period from June 30, 2025 (inception) through December 31, 2025, staking revenue or related awards and the related staking costs were immaterial to the financial statements.

Cost of Revenue

Costs of revenue represents costs directly related to the Company’s services and include costs associated with the Company’s validator nodes and excludes depreciation expense.

Income Taxes

The Company is subject to income taxes in the U.S. The Company uses the asset-and-liability method for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial statement carrying amounts and tax bases of assets and liabilities and operating loss and tax credit carryforwards and are measured using the enacted tax rates that are expected to be in effect when the differences reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established on a jurisdiction-by-jurisdiction basis when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized.

StablecoinX Assets Inc.
Notes to Financial Statements
December 31, 2025

Note 2. Summary of Significant Accounting Policies (cont.)

Net Loss Per Share

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income (loss) available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to shares in undistributed earnings as if all income (loss) for the period had been distributed.

As of December 31, 2025, the Company has no other participating securities other than the two classes of common stock.

Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common stock outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common stock and potentially dilutive securities outstanding for the period.

As of December 31, 2025, the Company has no securities that provided a potentially dilutive impact to the computation for the period presented.

Recently Adopted Accounting Pronouncements

The Company adopted ASU 2023-08 as of its June 30, 2025 inception date. See Notes 2, 3 and 4. In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. The Company adopted this standard as of its June 30, 2025 inception date.

Recently Issued Accounting Pronouncements Not Yet Adopted

In September 2025, the FASB issued ASU 2025-06, Targeted Improvements to the Accounting for Internal-Use Software. This ASU amends the existing standard to remove all references to prescriptive and sequential software development project stages. Under this guidance, eligible software development costs will begin capitalization when management has authorized and committed to funding the software project, and it is probable that the project will be completed and the software will be used to perform the function intended. This guidance is effective for the Company beginning on January 1, 2028, and early adoption is permitted. This guidance may be applied on a prospective basis, a modified basis for in-process projects, or a retrospective basis. The Company is currently evaluating the impact of the adoption of this standard.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU enhances the transparency and decision usefulness of income tax disclosures. This guidance is effective for the Company beginning on January 1, 2026, and early adoption is permitted, although the Company does not plan to early adopt. Adoption will require enhancements to the Company’s income tax disclosures but is not expected to have a material impact on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

StablecoinX Assets Inc.
Notes to Financial Statements
December 31, 2025

Note 3. Digital Assets

Digital assets consisted of the following as of December 31, 2025:

	Quantity	Cost basis	Fair value
Ethereum – ETH Tokens	33	$146,596	$97,912
Total digital assets – restricted	33	$146,596	$97,912

The following table presents a roll-forward of total digital assets for the period from June 30, 2025 (inception) through December 31, 2025:

Balance at June 30, 2025 (inception)	$—
Loan of ETH Tokens (Note 7)	146,596
Unrealized gain on digital assets	(48,684)
Balance at December 31, 2025	$97,912

The staking revenue and related rewards recognized in the period from inception to December 31, 2025 were immaterial to the financial statements.

For the period from June 30, 2025 (inception) to December 31, 2025, the unrealized loss on the ETH Tokens was offset by the change in the fair value of the demand notes requiring repayment of the donated tokens. See Note 7.

The ETH Tokens are held with restriction but can be released within three days of notice of repayment by either the Company or the related parties.

Note 4. Fair Value Measurements

The table below presents the Company’s financial assets and liabilities measured at fair value on a recurring basis aggregated by the level in the fair hierarchy as of December 31, 2025:

	Level 1	Level 2	Level 3	Total
Assets:
Digital assets	$97,912	$—	$—	$97,912
Total assets, measured at fair value	$97,912	$—	$—	$97,912

Liabilities:
Demand notes – related party	$97,912	$—	$—	$97,912
Total liabilities, measured at fair value	$97,912	$—	$—	$97,912

Level 1 instruments consisted of digital assets and related party demand notes (See Notes 3 and 7) which are valued using quoted priced in active markets for the underlying tokens at the reporting date, with the changes recognized in other income (expense), net in the statement of operations. There were no transfers between Levels 1, 2 and 3 during the period from inception through December 31, 2025.

Note 5. Common Stock

At December 31, 2025, there were 60,000,000 shares of common stock authorized, of which 50,000,000 was Class A common stock and 10,000,000 was Class B common stock. As of December 31, 2025, there were zero and 700,000 shares of Class A common stock and Class B common stock issued and outstanding, respectively. Holders of Class A common stock are not entitled to vote. Holders of Class B common stock are entitled to one vote per share held.

StablecoinX Assets Inc.
Notes to Financial Statements
December 31, 2025

Note 6. Commitments and Contingencies

Legal Fees

The Company has a legal arrangement requiring a $25,000 retainer fee (see Note 7) and additional fees of $75,000 and the issuance of 2,500 shares of the Company’s Class B common stock contingent upon the successful execution of the Transactions (see Note 1).

Legal Proceedings

From time to time, the Company may become involved in claims or other legal matters arising in the ordinary course of business. The Company records accruals for outstanding legal proceedings when it is probable a liability will be incurred, and the amount of loss can be reasonably estimated. The Company does not believe that there are any pending legal proceedings or other loss contingencies that will, either individually or in the aggregate, have a material adverse effect on the Company’s financial statements.

Service Contract

In August 2025, the Company executed a contract with a related party for outsourced information technology management, support and development services. The contract term is the earlier of the (i) termination of the Business Combination or (ii) three (3) years from the Business Combination close date. Upon expiration, the agreement shall automatically renew for successive one (1) year periods unless cancelled by either party. The contract includes a provision for free services until the consummation of the Business Combination. Thereafter fees for services performed are fifteen (15) thousand per month. See Note 7.

In August 2025, the Company executed a contract with a third party for capital market advisory services and for such third party to act as a placement agent in connection with a related private placement of equity in connection with the proposed Business Combination. The contract term is the earlier of (i) the date of the Business Combination is terminated, (ii) the closing of the Business Combination, and (iii) with thirty (30) days written notice (collectively the “Term”).

The contract includes provisions for free services until the consummation of the Business Combination. If the Business Combination closes during the Term, the Company (or the surviving company upon the closing of the Business Combination) shall pay an advisor fee equal to $1.5 million in unlocked Ethena governance token (“ENA Token”), valued at a 5% discount to the ENA 7-Day Time Weighted Average Price (“TWAP”) as defined in the Collaboration Agreement, dated as of July 21, 2025, between Ethena Foundation (“Ethena”), Ethena OpCo Ltd (“Ethena OpCo”), Pubco, and the Company) as of the signing of the first subscription agreement in connection with the Business Combination (the “Business Combination Fee”), immediately following the closing of the Business Combination. Additionally, an advisor fee equal to 4.5% of the gross proceeds received by the Company in the Business Combination from those investors in the Business Combination who were introduced to Company, TLGY or their respective affiliates by the advisor except for those investors specifically excluded per the terms of the agreement (the “Excluded Investors”), payable by Company (the “Offering Fee” and, together with the Business Combination Fee, the “Transaction Fee”) is required. The Offering Fee shall be paid at the closing of the Transactions and the Business Combination Fee shall be paid promptly following the closing of the Business Combination. The advisor does not receive any fee from any proceeds received from the PIPE subscription agreements signed on July 21, 2025, with the Company, TLGY and the other parties provided the advisor is entitled to a fee in connection with any additional proceeds to the extent any such PIPE Subscription Agreements are amended to increase the aggregate purchase amount. No Transaction Fee shall be paid in the event that the Transactions do not close. Termination of the agreement does not impact the advisors right to payment of the Transaction Fee if the closing of the applicable Business Combination occurs within twelve (12) months following the termination of the agreement.

StablecoinX Assets Inc.
Notes to Financial Statements
December 31, 2025

Note 6. Commitments and Contingencies (cont.)

Business Combination Agreement

The Business Combination Agreement contains certain termination rights, including, among others, that the Business Combination Agreement may be terminated as follows: (i) upon the mutual written consent of TLGY and the Company, (ii) by either TLGY or the Company if the Closing has not occurred on or before six months from the date of the Business Combination Agreement, (iii) by written notice of either TLGY or the Company if a governmental authority shall have issued an order prohibiting the Transactions, (iv) by the Company in connection with an uncured breach of a representation, warranty, covenant or other agreement by TLGY, if the breach would result in the failure of the related condition to closing, (v) by the Company if the TLGY board of directors publicly changes its recommendation with respect to the Business Combination Agreement and transactions and related shareholder approvals under certain circumstances detailed in the Business Combination Agreement, (vi) by TLGY in connection with an uncured breach of a representation, warranty, covenant or other agreement by the Company, Pubco, SPAC Merger Sub or Company Merger Sub, if the breach would result in the failure of the related condition to Closing, or (vii) by either TLGY or the Company if the extraordinary general meeting is held and TLGY shareholder approval is not received. None of the parties to the Business Combination Agreement is required to pay a termination fee or reimburse any other party for its expenses as a result of a termination.

The Business Combination Agreement also contains obligations of the parties to use their reasonable best efforts to consummate the various transactions contemplated by the Business Combination Agreement and carrying out the private investment in public equity (“PIPE”) funding efforts in connection with the closing and PIPE subscription agreements (“PIPE Subscription Agreements”).

Other Arrangements entered into at the time of the Business Combination Agreement:

Contemporaneously with the execution of the Business Combination Agreement, the Company and other parties entered into the following agreements:

Collaboration Agreement

Pubco, the Company, Ethena and Ethena OpCo entered into a collaboration agreement (the “Collaboration Agreement”), pursuant to which Ethena agreed to provide Pubco a right to participate in certain future offerings of Ethena’s native protocol governance token, ENA Token, on terms no less favorable than other investors and to collaborate with Pubco on an ongoing basis to support the operation of Pubco’s infrastructure, staking and treasury activities of ENA Token and Pubco’s public advocacy for the blockchain-based protocol and off-chain architecture and related systems for ENA Token (the “Ethena Protocol”) within the traditional finance ecosystem. Pursuant to the Collaboration Agreement, Pubco agreed that its business would be to provide infrastructure, staking and other products and services to the Ethena Protocol and that it would not change such business, acquire digital assets other than ENA Token, or enter into a merger, acquisition, disposition or similar transaction that would have the effect of changing such business without the prior approval of the Investment Committee and a majority of the holders to Pubco Class B Common Stock.

The Collaboration Agreement will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms or (ii) Ethena delivering written notice of non-renewal within 90 days of the end of the term.

In addition, all parties to the Collaboration Agreement agreed to various actions in connection with the transactions contemplated by the PIPE Subscription Agreements (as defined below), including, but not limited to (i) using the Net Cash PIPE Proceeds as defined below) to purchase locked ENA Tokens (the “Locked ENA Tokens”) from Ethena OpCo in accordance with the Token Purchase Agreement (discussed below), and Ethena OpCo agreed to deposit such Locked ENA Token into the Custodial Account (as defined below), (ii) Ethena agreed, in the event that the consummation of the Transactions does not occur, to unlock a portion of the Locked ENA Tokens held in the Custodial Account in an amount equal to (x) the Net Cash PIPE Proceeds divided

StablecoinX Assets Inc.
Notes to Financial Statements
December 31, 2025

Note 6. Commitments and Contingencies (cont.)

by (y) the seven day time weighted average price of ENA Token on Binance and Bybit on the date of the PIPE Subscription Agreements (the “ENA Return Amount”), (iii) the parties agreed to release the Locked ENA Tokens to Pubco in the event that the Business Combination closes and (iv) the parties agreed to provide joint instructions to the Custodian (as defined below) to effectuate each of the foregoing transactions.

On September 5, 2025, Pubco, the Company, Ethena and Ethena OpCo entered into an amended and restated collaboration agreement (the “A&R Collaboration Agreement”), which amended and restated the collaboration agreement entered into in connection with the signing of the Business Combination Agreement, to, among other things, take into account the Additional PIPE Subscription Agreements, the September 5, 2025 Token Purchase Agreement and the transactions contemplated thereby, as well as any future additional PIPEs that may occur prior to the Business Combination.

Contribution Agreement

TLGY, the Company, Pubco and Ethena also entered into a contribution agreement (the “Contribution Agreement”), pursuant to which Ethena agreed to contribute $60 million of ENA Tokens, valued at a 30% discount to the fair market value of such ENA Token on the date of the Contribution Agreement, to the Company prior to the pending Transactions (the “ENA Contribution”), in exchange for a number of shares of the Company’s Class B Common Stock, equal to (A) the ENA Contribution amount, divided by (B)(x) $10.00, multiplied by (y) a fraction, the numerator of which is (1) the ENA Fair Market Value at Signing (as defined below) and the denominator of which is (2) the ENA Fair Market Value at Closing (as defined below). Immediately following the closing of the Business Combination, Ethena will beneficially own a majority of the voting power of the outstanding shares of Pubco.

The Contribution Agreement will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms, (ii) the mutual written consent of the parties thereto, (iii) July 21, 2026 or (iv) if any of the conditions to closing as forth therein are not satisfied or waived as of the Closing Date (as defined therein).

PIPE Subscription Agreements

Certain investors (the “PIPE Investors”) have agreed to make a private investment in the Company by purchasing shares of the Company’s Class A Common Stock prior to the Business Combination (the “PIPE Shares”) in the aggregate amount of approximately $363.0 million, of which approximately $101 million will be paid in ENA Tokens (including the $60.0 million ENA Contribution) and approximately $262.0 million will be paid in cash, USDC or USDT (collectively, “Cash”) pursuant to the terms of the PIPE and related PIPE Subscription Agreements.

On September 5, 2025, TLGY, the Company and Pubco entered into additional PIPE subscription agreements with certain investors, including Ethena OpCo and a related party who served as the founder of Ethena Labs, SA (the “Additional PIPE Investors”), pursuant to which such Additional PIPE Investors have agreed to purchase shares of the Company’s class A Common Stock prior to the Business Combination in the aggregate amount of approximately $530 million of which approximately $248 million will be paid in ENA Tokens and approximately $282 million will be paid in Cash (the “Additional PIPE Subscription Agreements”). To the extent the issuance of the PIPE Shares to an Additional PIPE Investor would cause such Additional PIPE Investor to own more than 9.90% of the total issued and outstanding shares of Pubco Class A Common Stock at the Closing (the “Beneficial Ownership Limitation”), then, the Additional PIPE Investor will receive a portion of their PIPE Shares in the form of the Company’s Class A Common Stock in an amount that would cause such Additional PIPE Investor to meet but not exceed the Beneficial Ownership Limitation, and a pre-funded warrant to purchase the remaining amount PIPE Shares (the “Pre-Funded Warrant”). The Pre-Funded Warrant is exercisable at any time after the original issuance date. The Additional PIPE Subscription Agreements are in substantially the same form as the Signing PIPE Subscription Agreements.

StablecoinX Assets Inc.
Notes to Financial Statements
December 31, 2025

Note 6. Commitments and Contingencies (cont.)

In accordance with the terms of the token purchase agreements dated July 21, 2025 and September 5, 2025 (defined below), promptly after the date of the PIPE Subscription Agreements and Additional PIPE Subscription Agreements, the net cash proceeds from the PIPE transactions, less up to $18.5 million of transaction expenses (the “Permitted Expense Amount” and such net amount, the “Net Cash PIPE Proceeds”), will be used to purchase the Locked ENA Tokens from Ethena OpCo, which will be deposited into a custodial account (the “Custodial Account”) established by the Company for the benefit of the PIPE Investors who paid for their PIPE Shares in Cash (the “Cash PIPE Investors”). The Locked ENA Tokens and the Permitted Expense Amount will be held in the Custodial Account until the earlier of (i) the closing of the Business Combination and (ii) the termination of the Business Combination Agreement and/or the PIPE Subscription Agreements.

Following the Transactions, the Locked ENA Tokens and the Permitted Expense will be released from the Custodial Account and transferred to the Company and Pubco. In the event that the Business Combination does not occur or the PIPE Subscription Agreement is terminated in accordance with their terms, Ethena will promptly unlock a portion of the Locked ENA Tokens held in the Custodial Account in an amount equal to the ENA Return Amount and the ENA Return Amount together with the Permitted Expense Amount (net of any fees and expenses related to the Custodial Account) will promptly be released on a pro rata basis, to the Cash PIPE Investors. To the extent any PIPE Investors who paid for their PIPE Shares with ENA Token had already delivered their ENA Token in accordance with the terms of the PIPE Subscription Agreement, such ENA Token would be promptly returned to such PIPE Investor.

Pursuant to the PIPE Subscription Agreements and Additional PIPE Subscription Agreements, TLGY and Pubco have agreed to use commercially reasonable efforts to cause the shares of Pubco Class A Common Stock into which the PIPE Shares will be converted upon consummation of the Company Merger to be registered in a registration statement.

The PIPE Subscription Agreements and Additional PIPE Subscription Agreements and certain of its provisions will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms, (ii) the mutual written consent of the parties thereto, (iii) July 21, 2026 for the PIPE Subscription Agreements and September 5, 2026 for the Additional PIPE Subscription Agreements or (iv) if any of the conditions to closing as forth therein are not satisfied or waived as of the Closing Date (as defined therein).

Token Purchase Agreement

To facilitate the PIPE Subscription Agreements, the Company, solely in its capacity as administrative agent for the Cash PIPE Investors (as defined below) (the “Administrative Agent”) and Ethena OpCo entered into a token purchase agreement (the “Token Purchase Agreement”), in which Ethena OpCo agreed to sell the Locked ENA Token to the Company, solely in its capacity as Administrative Agent, valued at a 30% discount to the fair market value of the ENA Tokens at the signing of the Token Purchase Agreement, which Locked ENA Tokens will be deposited by Ethena OpCo into the Custodial Account. The Locked ENA Token may not be transferred for a period of 48 months after the date of the Token Purchase Agreement, subject to earlier unlock and release from such transfer restrictions as follows: (i) 25% of the Locked ENA Token will be unlocked on the 12 month anniversary of the Closing and (ii) the remaining 75% of the Locked ENA Token will be unlocked in 36 equal monthly installments thereafter.

Contemporaneously with the execution of the Additional PIPE Subscription Agreements and to facilitate the transactions contemplated by such agreements, the Company, in its capacity as Administrative Agent for the Additional PIPE Investors who paid the purchase price for their PIPE Shares in Cash (the “Additional Cash PIPE Investors”), and Ethena OpCo entered into a new token purchase agreement dated September 5, 2025 (the “Additional Token Purchase Agreement”), pursuant to which, among other things, Ethena OpCo agreed to sell locked ENA Token (the “Additional Locked ENA Tokens”) to the Company, solely in its capacity as Administrative Agent, valued at $0.29 per ENA token. Such Additional Locked ENA Token will be deposited by Ethena OpCo

StablecoinX Assets Inc.
Notes to Financial Statements
December 31, 2025

Note 6. Commitments and Contingencies (cont.)

into a separate custodial account established by the Administrative Agent with Anchorage Digital Bank N.A. for the benefit of the Additional Cash PIPE Investors. The Additional Locked ENA Token may not be transferred for a period of 48 months after the date of the Additional Token Purchase Agreement, subject to earlier unlock and release from such transfer restrictions as follows: (i) 25% of the Additional Locked ENA Token will be unlocked on the twelve (12) month anniversary of Completion (as defined in the Additional Token Purchase Agreement) and (ii) the remaining 75% of the Additional Locked ENA Token will be unlocked in 36 equal monthly installments thereafter. The Additional Token Purchase Agreement is in substantially the same form as the token purchase agreement that was entered into in connection with the Signing PIPE Subscription Agreements.

Given the related party nature of Ethena for accounting purposes as of the closing of the Business Combination, ENA Tokens to be received upon the Business Combination will not fall within the scope of ASU 2023-08 and will be accounted for under the intangible assets model wherein they will be subject to ongoing evaluation for impairment. If impaired, ENA Token holdings may result in the reduction of the carrying value in the statement of operations as well as the recognition of impairment losses in net income in each applicable reporting period.

TLGY Sponsor Support Agreement

Pubco, TLGY, the Company, the TLGY Founder Shareholders and the other parties thereto, entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), in which each TLGY Founder Shareholder agreed to exchange certain shares of Pubco Class A Common Stock issued to them in respect of their Founder Shares (the “Exchanged Founder Shares”) for shares of Pubco Class B Common Stock and the right to receive up to an aggregate of 3,000,000 newly issued shares of Pubco Class A Common Stock (the “Earnout Shares”), and to exchange any SPAC Private Placement Warrants held by such shareholder for the right to receive up to 600,000 Earnout Shares, in each case, upon the achievement of certain performance and ENA Token price thresholds after the Closing.

On September 5, 2025, Pubco, TLGY, the Company and certain holders of TLGY’s securities, entered into an amended and restated sponsor support agreement (the “Amended and Restated Sponsor Support Agreement”), which amended and restated the original sponsor support agreement to, in light of the increased size of the PIPE, remove the earnout share mechanism and make it so that the aggregate number of Retained Shares (as defined in the Amended and Restated Sponsor Support Agreement) to be received by the holders of Founder Shares (as defined therein) and Private Placement Warrants (as defined therein) would be equal to 3% of the issued and outstanding shares of Pubco Class A Common Stock at Closing, and an equal number of shares of Pubco Class B stock, to be issued to the SPAC Founder Shareholders and Private Placement Warrants.

The Amended and Restated Sponsor Support Agreement and certain of its provisions will terminate and be of no further force or effect upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms and (ii) the mutual written consent of the parties thereto.

Note 7. Related Party Transactions and Balances

On June 30, 2025, the Company received $300,000 from the Company Founders as payment for the shares of Class B common stock receivable upon formation of the Company as well as an additional amount due from an investor who contributed a perpetual software license which represents the definite lived intangible asset of the Company. The fair value of the perpetual software license is based on the value derived from the arm’s-length transaction between the Company and the contributing investor. Under the terms of the license agreement, the license returns back to the contributing investor if the Transactions are not consummated.

During the period June 30, 2025 (inception) to December 31, 2025, the Company’s received free outsourced information technology management, support and development services from a related party. The contract includes a provision for free services until the consummation of the Business Combination. See Note 6.

On June 30, 2025, the Company’s Founders paid, on behalf of the Company, its legal retainer fee of $25,000. In August 2025 the Company paid the full $25,000 fee to the legal firm and the Founders were reimbursed in full.

StablecoinX Assets Inc.
Notes to Financial Statements
December 31, 2025

Note 7. Related Party Transactions and Balances (cont.)

As of December 31, 2025, the prepaid and other asset balance includes a receivable of approximately $8,900 due from Pubco for the Company’s payment of third-party services on behalf of Pubco.

In October 2025, the Company received a loan of thirty-three (33) Ethereum — ETH Tokens (“ETH Tokens”), a decentralized digital currency operating on the Ethereum blockchain protocol (See Notes 1 and 3).

During the period ended December 31, 2025, the Company issued short-term demand promissory notes (the “Promissory Notes”) to one of the Founders and an original investor in conjunction with the loan of 33 ETH Tokens to the Company. The cost basis of the Promissory Notes as of the date the ETH Tokens were loaned was $146,596. The outstanding Promissory Notes are denominated in ETH Tokens are non-noninterest bearing and payable on demand by the return of the ETH Tokens within three days of notice of repayment by either the Company or the related parties. The Promissory Notes can be repaid at any time. Repayment shall be made by on-chain transfer to a public ETH wallet address designated in writing by the related parties. All repayments shall be applied first to payment in full of any costs incurred in the collection of any sum due under the Promissory Notes, including reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance. The Promissory Notes were adjusted to their fair value during the period from June 30, 2025 (inception) through December 31, 2025 (see Note 3) from $146,596 to $97,912 at December 31, 2025 with the change of $48,684 recognized in the statement of operations.

Note 8. Net Loss Per Share Attributable to Common Stockholders

The following table sets forth the computation of basic and dilutive net loss per share attributable to common stockholders for the period from inception through December 31, 2025:

Numerator:
Net loss	$(233,000)

Denominator:
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	700,000
Net loss per share attributable to common stockholders, basic and diluted	$(0.33)

During the period from inception through December 31, 2025, there were no potentially dilutive securities excluded from the calculation of diluted net loss per share attributable to common stockholders.

Note 9. Segment Information

ASC Topic 280, Segment Reporting, establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the CODM, or group, in deciding how to allocate resources and assess performance.

The CODM has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

StablecoinX Assets Inc.
Notes to Financial Statements
December 31, 2025

Note 9. Segment Information (cont.)

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews the below key metric included in net income or loss for the period from inception through December 31, 2025:

Operating expenses	$233,000

Operating expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews operating expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Operating expenses, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

Note 10. Subsequent Events

The Company has evaluated subsequent events through May 22, 2026, the date on which these financial statements were available to be issued and has determined that there are no subsequent events are reportable in the financial statements other than those noted elsewhere in the document and below.

On April 14, 2026, the Company entered into a DVN service agreement for a one-year term with Ethena Opco. The agreement is part of the Company’s boarder strategic alignment between the Company and the Ethena ecosystem to provide DVN services on an ongoing basis. The Services shall include, without limitation: (a) the continuous operation of the Company’s DVN infrastructure on all Supported Networks (defined as blockchain networks on which the StablecoinX DVN is deployed and operational, initially comprising Arbitrum and Optimism); (b) the cryptographic verification of the authenticity and finality of cross-chain messages transmitted through the LayerZero Protocol; (c) the monitoring of DVN performance and security in accordance with the Service Level Requirements; and (d) such additional verification and infrastructure services as the Parties may agree to in writing from time to time. During its term, the Agreement shall represent the sole and exclusive agreement under which Ethena compensates or otherwise incentivizes a third-party DVN operator to process cross-chain transactions within the Ethena Ecosystem through the LayerZero Protocol. During the agreement term, the Company shall, at all times, maintain a minimum staked balance of ENA tokens (“Minimum Staking Requirement”) as security for the faithful performance of its DVN obligations. Beginning April 15, 2026, the Company will receive a service fee equal to one (1) basis point (0.01%) of all processed volume, as defined, each month and will be paid in ENA Tokens.

On May 18, 2026, the Company issued short-term demand promissory notes (the “2026 Promissory Notes”) aggregating $15,000 to the three stockholders in exchange for a cash infusion. The outstanding 2026 Promissory Notes are non-noninterest bearing and payable on demand with 3 days of the note holder’s request. On May 19, 2026, the Company issued two additional short-term demand promissory notes aggregating $24,000 to two of the three stockholders in exchange for additional funding.

On May 22, 2026, the Company entered into an agreement with Ethena Opco wherein the Company was appointed as a non-exclusive distribution partner to facilitate broader adoption of Ethena Products by institutional investors. Under this agreement, Ethena OpCo will pay the Company a monthly fee initially equal to five basis points (0.05%) of the gross dollar equivalent of Ethena Products acquired through the Company’s distribution activities during the applicable calendar month. The fee rate may be adjusted by mutual written agreement of the parties to any rate within a range of one to ten basis points.

Unaudited Financial Statements of StablecoinX Assets Inc.

StablecoinX Assets Inc.

Condensed Balance Sheets

(Unaudited)

	March 31, 2026	December 31, 2025

Assets:
Current assets:
Cash	$2,782	$18,708
Digital assets – restricted	70,121	97,912
Prepaid insurance	60,065	105,065
Prepaid expenses and other current assets	10,000	10,000
Related party receivables (Note 7)	11,875	8,863
Total current assets	154,843	240,548
Intangible assets, net	477,125	452,250
Total assets	$631,968	$692,798

Liabilities and stockholders’ equity:
Current liabilities:
Demand notes – related party (Note 7)	$69,455	$97,912
Accounts payable	100,133	4,386
Accrued expenses	300,608	21,000
Total current liabilities	470,196	123,298
Total liabilities	470,196	123,298

Commitments and contingencies (Note 6)

Stockholders’ equity:
Class A common stock – $0.0001 par value; 50,000,000 shares authorized, zero shares issued or outstanding	—	—
Class B common stock – $0.0001 par value; 10,000,000 shares authorized, 700,000 shares issued and outstanding	70	70
Additional paid-in capital	802,430	802,430
Accumulated deficit	(640,728)	(233,000)
Total stockholders’ equity	161,772	569,500
Total liabilities and stockholders’ equity	$631,968	$692,798

See accompanying notes to the financial statements.

StablecoinX Assets Inc.

Condensed Statements of Operations

For the three months ended March 31, 2026 (unaudited)

Revenue:
Validator services	$666

Operating expenses:
Selling, general and administrative	269,362
Research and development	113,907
Amortization expense	25,125
Change in fair value of digital assets – restricted	28,457
Change in fair value of related party demand notes (Note 7)	(28,457)
Total operating expenses	408,394
Loss from operations	(407,728)

Loss before income taxes	(407,728)
Provision for income taxes	—
Net loss	$(407,728)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	700,000

Net loss per share attributable to common stockholders, basic and diluted	$(0.58)

See accompanying notes to the financial statements.

StablecoinX Assets Inc.

Condensed Statements of Stockholders’ Equity

For the three months ended March 31, 2026 (unaudited)

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
			Shares	Amount
	Shares	Amount
Balance at December 31, 2025	—	$—	700,000	$70	$802,430	$(233,000)	$569,500
Net loss	—	—	—	—	—	(407,728)	(407,728)
Balance at March 31, 2026	—	$—	700,000	$70	$802,430	$(640,728)	$161,772

See accompanying notes to the financial statements.

StablecoinX Assets Inc.

Condensed Statement of Cash Flows

For the three month period ended March 31, 2026 (unaudited)

Cash flows from operating activities:
Net loss	$(407,728)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	25,125
Change in fair value of digital assets – restricted	28,457
Change in fair value of related party demand notes (Note 7)	(28,457)
Staking revenue from digital assets	(666)
Changes in operating assets and liabilities:
Prepaid insurance	45,000
Related party receivables (Note 7)	(3,012)
Accounts payable	95,747
Accrued expenses	279,608
Net cash used in operating activities	34,074

Cash flows from investing activities:
Capitalized software costs	(50,000)
Net cash used in investing activities	(50,000)

Net change in cash	(15,926)
Cash – beginning of period	18,708
Cash – end of period	$2,782

See accompanying notes to the financial statements.

StablecoinX Assets Inc.
Notes to Unaudited Condensed Financial Statements

Note 1. Description of Business

StablecoinX Assets Inc., doing business as StablecoinX, (“StablecoinX” or “the Company”) was incorporated on June 30, 2025 as a Delaware corporation. The Company has selected December 31 as its fiscal year end.

StablecoinX is an infrastructure software and services company focused on supporting the Ethena ecosystem, including its digital dollar products, particularly USDe. The Company intends to operate through three core business lines: Infrastructure Services, Infrastructure Software, and Distribution Services.

Infrastructure Services:

The Company currently operates two Infrastructure Services:

Validator Services — A full-stack validator node live since October 2025 (see Note 7), with all underlying intellectual property owned by the Company through its perpetual non-exclusive royalty-free software license (“License Agreement”) with Schulz von Jacob Ltd. (“SVJ”).

Decentralized Verifier Node (DVN) Services — Live since November 2025, serving as a cross-chain verifier for the Ethena ecosystem across multiple chains. Subsequent to the quarter ended March 31, 2026, on April 14, 2026, the Company entered in a DVN Services Agreement with Ethena OpCo Ltd., a subsidiary of the Ethena Foundation, that sets forth a commercial agreement whereby Ethena Opco Ltd. will pay StablecoinX a service fee equal to 1 basis point on volume processed through our DVN (See Note 10).

Infrastructure Software:

The Company is currently developing the Stablecoin Harness, a comprehensive middleware API platform designed to enable businesses to integrate Ethena’s USDe and related products. The Stablecoin Harness is expected to provide the tools and technology to allow corporate enterprises, payment providers, small business, and financial institutions to integrate an issuer’s stablecoin across various use cases, whether for treasury operations, payments, or foreign exchange transfers.

Distribution Services:

The Distribution Services business is a planned service offering that is intended to facilitate and capitalize on the broader adoption of Ethena’s digital dollar products, including USDe and USDtb (“Ethena Products”), by traditional financial institutions, asset managers, and investors.

Business Combination

On July 21, 2025, the Company entered into a business combination agreement (the “Business Combination Agreement”) with TLGY Acquisition Corporation Corp, a Cayman Island exempted company (“TLGY”), StablecoinX Inc. (“Pubco”), StablecoinX SPAC Merger Sub LLC, a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), and StablecoinX Company Merger Sub, Inc., a wholly-owned subsidiary of Pubco (“Company Merger Sub”). On January 21, 2026 the Business Combination Agreement was amended to extend the Outside Date (as defined in the Business Combination Agreement) to April 21, 2026. On April 21, 2026, the Business Combination Agreement was again amended to extend the Outside Date to July 21, 2026.

Pursuant to the Business Combination Agreement, upon the consummation of the transactions contemplated thereby, SPAC Merger Sub will merge with and into TLGY, with TLGY continuing as the surviving company (the “SPAC Merger”), and immediately following the SPAC Merger, Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (the “Company Merger”, and together with the SPAC Merger, the “Mergers”), as a result of which the holders of shares of the Company’s Class A common stock, par value $0.0001 per share, will receive one share of Pubco Class A Common Stock for each share of the Company’s Class A Common Stock and holders of the Company’s Class B common stock, par value $0.0001 per share will receive one share of Pubco Class A Common Stock and one share of Pubco Class B common stock, par value $0.0001 per share, for each share of the Company’s Class B Common stock.

StablecoinX Assets Inc.
Notes to Unaudited Condensed Financial Statements

Note 1. Description of Business (cont.)

As a result of the Mergers and the other transactions contemplated by the Business Combination Agreement (the “Transactions” or “Business Combination”), TLGY and the Company will become wholly owned subsidiaries of Pubco and Pubco will become a publicly traded company.

The Company was founded by Young Cho, who is also the Chief Executive Officer and Director of TLGY, and Edward Chen, the managing member of the current sponsors of TLGY (collectively, “the Founders”) (see Notes 6 and 7).

Liquidity and Going Concern

The Company’s unaudited condensed financial statements have been prepared on a going concern basis, which assumes that it will be able to meet its obligations and continue its operations to support the closing of the pending Business Combination Agreement during the twelve months following the issuance of these unaudited condensed financial statements. These unaudited condensed financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

The Company’s ability to continue to meet its obligations, to achieve its business objectives and continue as a going concern is dependent upon several factors, primarily being the consummation of the planned SPAC transaction. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 205-40, “Presentation of Financial Statements — Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through a year from the date these unaudited condensed financial statements are available to be issued.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and reflect all adjustments, including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with U.S. GAAP.

Use of Estimates

The preparation of the unaudited condensed financial statements in accordance with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Actual results could differ from these estimates.

Digital Assets and Adoption of ASU 2023-08

The Company early adopted FASB ASU 2023-08, Intangibles — Goodwill and Other — Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), which requires entities to measure certain crypto assets at fair value with changes recognized in the statement of operations for each reporting period and others that

StablecoinX Assets Inc.
Notes to Unaudited Condensed Financial Statements

Note 2. Summary of Significant Accounting Policies (cont.)

do not fall under the scope of ASC 2023-08 as intangible assets. The Company’s ETH Tokens, which have not been determined to be stablecoins or derivatives, are within the scope of ASU 2023-08 and recognized at fair value and determined using Level 1 inputs under the Accounting Standards Codification (“ASC”) 820, Fair Value Measurement, hierarchy as these prices were based on observable quoted prices in the market for identical assets. Changes in the fair value of crypto assets under ASU 2023-08 are recognized in the statement of operations for each reporting period. See Notes 3 and 7.

Realized gain (loss) on the disposition of all of the Company’s crypto assets is calculated on a first-in-first out (“FIFO”) basis. Gains or losses from the sale of digital assets are calculated as the difference between the disposal price and the cost basis and are recognized in other expenses (income).

Fair Value Measurements

The Company determines fair value measurements used in its financial statements based upon the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy distinguishes between (i) market participant assumptions developed based on market data obtained from independent sources (observable inputs), and (ii) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). ASC 820, Fair Value Measurements, requires fair value measurements be classified and disclosed in one of the following pricing categories:

Level 1:	This level consists of unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity can access at the measurement date.
Level 2:

This level consists of observable inputs other than the quoted prices included within Level 1, such as quoted prices for similar assets or liabilities in markets that are not active or for which all significant inputs are observable or can be corroborated by observable market data, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3:

This level consists of unobservable inputs for the asset or liability to the extent that observable inputs are not available, thereby allowing for situations in which there is little or no market data for the asset or liability at the measurement date. This requires the reporting entity to develop its own assumptions that market participants would use in pricing the asset or liability.

The carrying amounts of prepaid expenses and other current assets, accounts payable and accrued expenses approximate their fair values due to their short-term maturities.

Capitalized Software Costs

The Company capitalizes certain costs incurred in connection with developing software for internal use when management has committed to the software project and it is probable the software will be completed and perform its intended use in accordance with ASC 350-40. Internal-use software is software developed or modified solely to meet the Company’s internal needs, with no substantive plan to sell, lease, or license the software to external parties. Capitalizable costs primarily include consultants directly involved in writing and testing code. Costs related to research and development activities prior to meeting capitalization criteria, costs related to training, maintenance, product management, and other non-development activities are expensed as incurred. As of March 31, 2026 and December 31, 2025, the Company has capitalized $50,000 and $0, respectively, of software development costs, which are included in intangible assets, net in the unaudited condensed balance sheet. No amortization expense was recognized during the three-month period ended March 31, 2026 related to the capitalized software as development is ongoing and has not yet reached its intended use.

StablecoinX Assets Inc.
Notes to Unaudited Condensed Financial Statements

Note 2. Summary of Significant Accounting Policies (cont.)

Intangible Assets, Net

The Company’s finite-lived intangible asset, the perpetual royalty-free software license from SVJ, was contributed to the Company during the period from June 30, 2025 (Inception) through December 31, 2025, is carried at cost, and is amortized on a straight-line basis over the estimated remaining economic life of five years. The straight-line method of amortization represents the Company’s best estimate of the distribution of the economic value of the identifiable intangible assets. The factors that were considered in determining the useful lives of identifiable intangible asset included the extent to which expected future cash flows would be affected by the Company’s intent and ability to retain use of this asset. During the three months ended March 31, 2026, the Company recorded $25,125 of amortization expense related to the intangible asset.

Intangible assets, net, consisted of the following as of March 31, 2026:

	Gross carrying amount	Accumulated amortization	Net book value	Weighted average remaining useful life (in years)
Software license	$502,500	$(75,375)	$427,125	4.25
Capitalized software	50,000	—	50,000
Total intangible assets	$552,500	$(75,375)	$477,125

Intangible assets, net, consisted of the following as of December 31, 2025:

	Gross carrying amount	Accumulated amortization	Net book value	Weighted average remaining useful life (in years)
Software license	$502,500	(50,250)	$452,250	4.5

Impairment of Long-Lived Assets

Whenever events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable, the Company estimates the expected undiscounted future cash flows from the use of those assets and their eventual disposition (without any allocated debt financing charges). The Company conducts an intangible impairment analysis at least annually and more frequently if changes in facts and circumstances indicate that the fair value of the intangible asset may be less than its carrying amount. If the sum of the expected undiscounted future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. For the three months ended March 31, 2026, the Company did not recognize any impairment expense related to its long-lived asset.

Demand Notes

The Company accounts for its 2025 related party demand notes denominated in ETH Tokens at fair value at each period end pursuant to ASC 825, Financial Instruments wherein changes in the fair value are recorded as unrealized change in fair value of demand notes in the statement of operations. See Note 7.

Revenue

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, using the five-step model. During the period from inception to December 31, 2025, the Company commenced staking activities of ETH on its proprietary validation infrastructure. The Company concluded that where it controls the validation infrastructure, it is a principal in the provision of staking services to the blockchain and will recognize revenue on a gross basis. Staking revenue is earned at a point in time when confirmation is received from the network indicating that the validation is complete and the Company obtains control of the awards.

StablecoinX Assets Inc.
Notes to Unaudited Condensed Financial Statements

Note 2. Summary of Significant Accounting Policies (cont.)

The Company does not have contract assets or liabilities, as revenue is recognized when cryptocurrency rewards are received without extended payment terms. Cryptocurrency rewards are measured at fair value using market prices on the date they are received. Costs related to staking, hosting fees and electricity, as applicable, are recorded as incurred under cost of revenue in the statement of operations.

For period three-month period ended March 31, 2026, the Company recognized $666 in staking revenue and .68 in related incremental ETH Token awards (see Note 3).

Cost of Revenue

Costs of revenue represents costs directly related to the Company’s services and include costs associated with the Company’s validator nodes and excludes depreciation expense. The costs of revenue for the three-month period ended March 31, 2026 was immaterial.

Income Taxes

The Company is subject to income taxes in the U.S. The Company uses the asset-and-liability method for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial statement carrying amounts and tax bases of assets and liabilities and operating loss and tax credit carryforwards and are measured using the enacted tax rates that are expected to be in effect when the differences reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established on a jurisdiction-by-jurisdiction basis when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized.

Net Loss Per Share

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income (loss) available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to shares in undistributed earnings as if all income (loss) for the period had been distributed.

As of March 31, 2026 and December 31, 2025, the Company has no other participating securities other than the two classes of common stock.

Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common stock outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common stock and potentially dilutive securities outstanding for the period.

As of March 31, 2026 and December 31, 2025, the Company has no securities that provided a potentially dilutive impact to the computation for the period presented.

Recently Adopted Accounting Pronouncements

The Company adopted ASU 2023-08 as of its June 30, 2025 inception date. See Notes 3 and 4.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU enhances the transparency and decision usefulness of income tax disclosures. The Company adopted the standard as of January 1, 2026. The adoption did not have a material impact on its unaudited condensed financial statements.

StablecoinX Assets Inc.
Notes to Unaudited Condensed Financial Statements

Note 2. Summary of Significant Accounting Policies (cont.)

In September 2025, the FASB issued ASU 2025-06, Targeted Improvements to the Accounting for Internal-Use Software. This ASU amends the existing standard to remove all references to prescriptive and sequential software development project stages. Under this guidance, eligible software development costs will begin capitalization when management has authorized and committed to funding the software project, and it is probable that the project will be completed and the software will be used to perform the function intended. The Company early adopted this standard as of January 1, 2026. The adoption of the standard did not have a material impact on the unaudited condensed financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.

Note 3. Digital Assets

Digital assets consisted of the following as of March 31, 2026:

	Quantity	Cost basis	Fair value
Ethereum – ETH Tokens	33.68	$147,262	$70,121
Total digital assets – restricted	33.68	$147,262	$70,121

The following table presents a roll-forward of total digital assets for the three month period ending March 31, 2026:

Balance at December 31, 2025	$97,912
Digital assets earned in the period	$666
Unrealized loss on digital assets	(28,457)
Balance at March 31, 2026	$70,121

For the three month period ended March 31, 2026, the unrealized loss on the ETH Tokens was offset by the change in the fair value of the demand notes requiring repayment of the donated tokens. See Note 7.

Digital assets consisted of the following as of December 31, 2025:

	Quantity	Cost basis	Fair value
Ethereum – ETH Tokens	33	$146,596	$97,912
Total digital assets – restricted	33	$146,596	$97,912

The ETH Tokens are held with restriction but can be released within three days of notice of repayment by either the Company or the related parties.

Note 4. Fair Value Measurements

The table below presents the Company’s financial assets and liabilities measured at fair value on a recurring basis aggregated by the level in the fair hierarchy:

	As of March 31, 2026
	Level 1	Level 2	Level 3	Total
Assets:
Digital assets	$70,121	$—	$—	$70,121
Total assets, measured at fair value	$70,121	$—	$—	$70,121

Liabilities:
Demand notes – related party	$69,455	$—	$—	$69,455
Total liabilities, measured at fair value	$69,455	$—	$—	$69,455

StablecoinX Assets Inc.
Notes to Unaudited Condensed Financial Statements

Note 4. Fair Value Measurements (cont.)

	As of December 31, 2025
	Level 1	Level 2	Level 3	Total
Assets:
Digital assets	$97,912	$—	$—	$97,912
Total assets, measured at fair value	$97,912	$—	$—	$97,912

Liabilities:
Demand notes – related party	$97,912	$—	$—	$97,912
Total liabilities, measured at fair value	$97,912	$—	$—	$97,912

Level 1 instruments consisted of digital assets and related party demand notes (See Notes 3 and 7) which are valued using quoted priced in active markets for the underlying tokens at the reporting date, with the changes recognized in other income (expense), net in the statement of operations.

There were no transfers between Levels 1, 2 and 3 during the three months ended March 31, 2026.

Note 5. Common Stock

At March 31, 2026 and December 31, 2025, there were 60,000,000 shares of common stock authorized, of which 50,000,000 was Class A common stock and 10,000,000 was Class B common stock. As of March 31, 2026 and December 31, 2025, there were zero and 700,000 shares of Class A common stock and Class B common stock issued and outstanding, respectively. Holders of Class A common stock are not entitled to vote. Holders of Class B common stock are entitled to one vote per share held.

Note 6. Commitments and Contingencies

Legal Fees

The Company has a legal arrangement requiring a $25,000 retainer fee and additional fees of $75,000 and the issuance of 2,500 shares of the Company’s Class B common stock contingent upon the successful execution of the Business Combination (see Note 1).

Legal Proceedings

From time to time, the Company may become involved in claims or other legal matters arising in the ordinary course of business. The Company records accruals for outstanding legal proceedings when it is probable a liability will be incurred, and the amount of loss can be reasonably estimated. The Company does not believe that there are any pending legal proceedings or other loss contingencies that will, either individually or in the aggregate, have a material adverse effect on the Company’s unaudited condensed financial statements.

Service Contracts

In August 2025, the Company executed a contract for outsourced information technology management, support and development services. The contract term is the earlier of the (i) termination of the Business Combination or (ii) three (3) years from the Business Combination close date. Upon expiration, the agreement shall automatically renew for successive one (1) year periods unless cancelled by either party. The contract includes a provision for free services until the consummation of the Business Combination. Thereafter fees for services performed are fifteen (15) thousand per month.

In August 2025, the Company executed a contract for capital market advisory services and to act as a placement agent in connection with a related private placement of equity in connection with the proposed Business Combination. The contract term is the earlier of (i) the date of the Business Combination is terminated, (ii) the closing of the Business Combination, and (iii) with thirty (30) days written notice (collectively the “Term”).

StablecoinX Assets Inc.
Notes to Unaudited Condensed Financial Statements

Note 6. Commitments and Contingencies (cont.)

The contract includes provisions for free services until the consummation of the Business Combination. If the Business Combination closes during the Term, the Company (or the surviving company upon the closing of the Business Combination) shall pay an advisor fee equal to $1.5 million in unlocked Ethena governance token (“ENA Token”), valued at a 5% discount to the ENA 7-Day Time Weighted Average Price (“TWAP”) as defined in the Collaboration Agreement, dated as of July 21, 2025, between Ethena Foundation (“Ethena”), Ethena OpCo Ltd (“the Ethena OpCo”), Pubco, and the Company) as of the signing of the first subscription agreement in connection with the Business Combination (the “Business Combination Fee”), immediately following the closing of the Business Combination. Additionally, an advisor fee equal to 4.5% of the gross proceeds received by the Company in the Business Combination from those investors in the Business Combination who were introduced to Company, TLGY or their respective affiliates by the advisor except for those investors specifically excluded per the terms of the agreement (the “Excluded Investors”), payable by Company (the “Offering Fee” and, together with the Business Combination Fee, the “Transaction Fee”) is required. The Offering Fee shall be paid at the closing of the Transactions and the Business Combination Fee shall be paid promptly following the closing of the Business Combination. The advisor does not receive any fee from any proceeds received from the PIPE subscription agreements signed on July 21, 2025, with the Company, TLGY and the other parties provided the advisor is entitled to a fee in connection with any additional proceeds to the extent any such PIPE Subscription Agreements are amended to increase the aggregate purchase amount. No Transaction Fee shall be paid in the event that the Transactions do not close. Termination of the agreement does not impact the advisors right to payment of the Transaction Fee if the closing of the applicable Business Combination occurs within twelve(12) months following the termination of the agreement. As of March 31, 2026, the value of the Business Combination Fee in ENA Tokens and the Offering Fee payable in cash are $214,239 and $3,179,250, respectively. Given the contingent nature of the payment, the amounts have not been recognized in the unaudited condensed financial statements.

On February 5th, 2026, the Company and TLGY entered into a consulting agreement for selective advisory services specific to the Business Combination and the Company’s business plan. The terms of the agreement include a cash payment by TLGY and the Company granting restricted stock units (“RSUs”) for the Company’s Class B common stock, subject to a vesting upon termination of a date six months from the date of the Closing of the Merger, providing the individual remained in continuous service to the Company. Additionally, the contract included an option for additional cash consolidation and additional RSU awards should the Company elect to continue the advisory services past February 28, 2026. On March 1, 2026, the agreement was amended to eliminate the RSU component of the agreement entirely, replacing the RSU grant with a cash payment $28,130 payable upon the consummation of the Business Combination. The Company did not otherwise extend the consulting services. Given the contingent nature of the initial and subsequent award, no expense has been recognized within the Company’s condensed financial statements as of and for the three months ended March 31, 2026.

Business Combination Agreement

The Business Combination Agreement contains certain termination rights, including, among others, that the Business Combination Agreement may be terminated as follows: (i) upon the mutual written consent of TLGY and the Company, (ii) by either TLGY or the Company if the Closing has not occurred on or before six months from the date of the Business Combination Agreement, (iii) by written notice of either TLGY or the Company if a governmental authority shall have issued an order prohibiting the Transactions, (iv) by the Company in connection with an uncured breach of a representation, warranty, covenant or other agreement by TLGY, if the breach would result in the failure of the related condition to closing, (v) by the Company if the TLGY board of directors publicly changes its recommendation with respect to the Business Combination Agreement and transactions and related shareholder approvals under certain circumstances detailed in the Business Combination Agreement, (vi) by TLGY in connection with an uncured breach of a representation, warranty, covenant or other agreement by the Company, Pubco, SPAC Merger Sub or Company Merger Sub, if the breach would result in the failure of the related condition to Closing, or (vii) by either TLGY or the Company if the extraordinary general meeting is held and TLGY shareholder approval is not received. None of the parties to the Business Combination Agreement is required to pay a termination fee or reimburse any other party for its expenses as a result of a termination.

StablecoinX Assets Inc.
Notes to Unaudited Condensed Financial Statements

Note 6. Commitments and Contingencies (cont.)

The Business Combination Agreement also contains obligations of the parties to use their reasonable best efforts to consummate the various transactions contemplated by the Business Combination Agreement and carrying out the private investment in public equity (“PIPE”) funding efforts in connection with the closing and PIPE subscription agreements (“PIPE Subscription Agreements”).

Other Arrangements entered into at the time of the Business Combination Agreement:

Contemporaneously with the execution of the Business Combination Agreement, the Company and other parties entered into the following agreements:

Collaboration Agreement

Pubco, the Company, Ethena and Ethena OpCo entered into a collaboration agreement (the “Collaboration Agreement”), pursuant to which Ethena agreed to provide Pubco a right to participate in certain future offerings of Ethena’s native protocol governance token, ENA Token, on terms no less favorable than other investors and to collaborate with Pubco on an ongoing basis to support the operation of Pubco’s infrastructure, staking and treasury activities of ENA Token and Pubco’s public advocacy for the blockchain-based protocol and off-chain architecture and related systems for ENA Token (the “Ethena Protocol”) within the traditional finance ecosystem. Pursuant to the Collaboration Agreement, Pubco agreed that its business would be to provide infrastructure, staking and other products and services to the Ethena Protocol and that it would not change such business, acquire digital assets other than ENA Token, or enter into a merger, acquisition, disposition or similar transaction that would have the effect of changing such business without the prior approval of the Investment Committee and a majority of the holders to Pubco Class B Common Stock.

The Collaboration Agreement will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms or (ii) Ethena delivering written notice of non-renewal within 90 days of the end of the term.

In addition, all parties to the Collaboration Agreement agreed to various actions in connection with the transactions contemplated by the PIPE Subscription Agreements (as defined below), including, but not limited to (i) using the Net Cash PIPE Proceeds as defined below) to purchase locked ENA Tokens (the “Locked ENA Tokens”) from Ethena OpCo in accordance with the Token Purchase Agreement (discussed below), and Ethena OpCo agreed to deposit such Locked ENA Token into the Custodial Account (as defined below), (ii) Ethena agreed, in the event that the consummation of the Transactions does not occur, to unlock a portion of the Locked ENA Tokens held in the Custodial Account in an amount equal to (x) the Net Cash PIPE Proceeds divided by (y) the seven day time weighted average price of ENA Token on Binance and Bybit on the date of the PIPE Subscription Agreements (the “ENA Return Amount”), (iii) the parties agreed to release the Locked ENA Tokens to Pubco in the event that the Business Combination closes and (iv) the parties agreed to provide joint instructions to the Custodian (as defined below) to effectuate each of the foregoing transactions.

On September 5, 2025, Pubco, the Company, Ethena and Ethena OpCo entered into an amended and restated collaboration agreement (the “A&R Collaboration Agreement”), which amended and restated the collaboration agreement entered into in connection with the signing of the Business Combination Agreement, to, among other things, take into account the Additional PIPE Subscription Agreements, the September 5, 2025 Token Purchase Agreement and the transactions contemplated thereby, as well as any future additional PIPEs that may occur prior to the Business Combination.

Contribution Agreement

TLGY, the Company, Pubco and Ethena also entered into a contribution agreement (the “Contribution Agreement”), pursuant to which Ethena agreed to contribute $60 million of ENA Tokens, valued at a 30% discount to the fair market value of such ENA Token on the date of the Contribution Agreement, to the Company prior to the pending Transactions (the “ENA Contribution”), in exchange for a number of shares of the Company’s

StablecoinX Assets Inc.
Notes to Unaudited Condensed Financial Statements

Note 6. Commitments and Contingencies (cont.)

Class B Common Stock, equal to (A) the ENA Contribution amount, divided by (B)(x) $10.00, multiplied by (y) a fraction, the numerator of which is (1) the ENA Fair Market Value at Signing (as defined below) and the denominator of which is (2) the ENA Fair Market Value at Closing (as defined below). Immediately following the closing of the Business Combination, Ethena will beneficially own a majority of the voting power of the outstanding shares of Pubco.

The Contribution Agreement will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms, (ii) the mutual written consent of the parties thereto, (iii) July 21, 2026 or (iv) if any of the conditions to closing as forth therein are not satisfied or waived as of the Closing Date (as defined therein).

PIPE Subscription Agreements

Certain investors (the “PIPE Investors”) have agreed to make a private investment in the Company by purchasing shares of the Company’s Class A Common Stock prior to the Business Combination (the “PIPE Shares”) in the aggregate amount of approximately $363.0 million, of which approximately $101 million will be paid in ENA Tokens (including the $60.0 million ENA Contribution) and approximately $262.0 million will be paid in cash, USDC or USDT (collectively, “Cash”) pursuant to the terms of the PIPE and related PIPE Subscription Agreements.

On September 5, 2025, TLGY, the Company and Pubco entered into additional PIPE subscription agreements with certain investors, including Ethena OpCo and a related party who served as the founder of Ethena Labs, SA (the “Additional PIPE Investors”), pursuant to which such Additional PIPE Investors have agreed to purchase shares of the Company’s class A Common Stock prior to the Business Combination in the aggregate amount of approximately $530 million of which approximately $248 million will be paid in ENA Tokens and approximately $282 million will be paid in Cash (the “Additional PIPE Subscription Agreements”). To the extent the issuance of the PIPE Shares to an Additional PIPE Investor would cause such Additional PIPE Investor to own more than 9.90% of the total issued and outstanding shares of Pubco Class A Common Stock at the Closing (the “Beneficial Ownership Limitation”), then, the Additional PIPE Investor will receive a portion of their PIPE Shares in the form of the Company’s Class A Common Stock in an amount that would cause such Additional PIPE Investor to meet but not exceed the Beneficial Ownership Limitation, and a pre-funded warrant to purchase the remaining amount PIPE Shares (the “Pre-Funded Warrant”). The Pre-Funded Warrant is exercisable at any time after the original issuance date. The Additional PIPE Subscription Agreements are in substantially the same form as the Signing PIPE Subscription Agreements.

In accordance with the terms of the token purchase agreements dated July 21, 2025 and September 5, 2025 (defined below), promptly after the date of the PIPE Subscription Agreements and Additional PIPE Subscription Agreements, the net cash proceeds from the PIPE transactions, less up to $18.5 million of transaction expenses (the “Permitted Expense Amount” and such net amount, the “Net Cash PIPE Proceeds”), will be used to purchase the Locked ENA Tokens from Ethena OpCo, which will be deposited into a custodial account (the “Custodial Account”) established by the Company for the benefit of the PIPE Investors who paid for their PIPE Shares in Cash (the “Cash PIPE Investors”). The Locked ENA Tokens and the Permitted Expense Amount will be held in the Custodial Account until the earlier of (i) the closing of the Business Combination and (ii) the termination of the Business Combination Agreement and/or the PIPE Subscription Agreements.

Following the Transactions, the Locked ENA Tokens and the Permitted Expense will be released from the Custodial Account and transferred to the Company and Pubco. In the event that the Business Combination does not occur or the PIPE Subscription Agreement is terminated in accordance with their terms, Ethena will promptly unlock a portion of the Locked ENA Tokens held in the Custodial Account in an amount equal to the ENA Return Amount and the ENA Return Amount together with the Permitted Expense Amount (net of any fees and expenses related to the Custodial Account) will promptly be released on a pro rata basis, to the Cash

StablecoinX Assets Inc.
Notes to Unaudited Condensed Financial Statements

Note 6. Commitments and Contingencies (cont.)

PIPE Investors. To the extent any PIPE Investors who paid for their PIPE Shares with ENA Token had already delivered their ENA Token in accordance with the terms of the PIPE Subscription Agreement, such ENA Token would be promptly returned to such PIPE Investor.

Pursuant to the PIPE Subscription Agreements and Additional PIPE Subscription Agreements, TLGY and Pubco have agreed to use commercially reasonable efforts to cause the shares of Pubco Class A Common Stock into which the PIPE Shares will be converted upon consummation of the Company Merger to be registered in a registration statement.

The PIPE Subscription Agreements and Additional PIPE Subscription Agreements and certain of its provisions will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms, (ii) the mutual written consent of the parties thereto, (iii) July 21, 2026 for the PIPE Subscription Agreements and September 5, 2026 for the Additional PIPE Subscription Agreements or (iv) if any of the conditions to closing as forth therein are not satisfied or waived as of the Closing Date (as defined therein).

Token Purchase Agreement

To facilitate the PIPE Subscription Agreements, the Company, solely in its capacity as administrative agent for the Cash PIPE Investors (as defined below) (the “Administrative Agent”) and Ethena OpCo entered into a token purchase agreement (the “Token Purchase Agreement”), in which Ethena OpCo agreed to sell the Locked ENA Token to the Company, solely in its capacity as Administrative Agent, valued at a 30% discount to the fair market value of the ENA Tokens at the signing of the Token Purchase Agreement, which Locked ENA Tokens will be deposited by Ethena OpCo into the Custodial Account. The Locked ENA Token may not be transferred for a period of 48 months after the date of the Token Purchase Agreement, subject to earlier unlock and release from such transfer restrictions as follows: (i) 25% of the Locked ENA Token will be unlocked on the 12 month anniversary of the Closing and (ii) the remaining 75% of the Locked ENA Token will be unlocked in 36 equal monthly installments thereafter.

Contemporaneously with the execution of the Additional PIPE Subscription Agreements and to facilitate the transactions contemplated by such agreements, the Company, in its capacity as Administrative Agent for the Additional PIPE Investors who paid the purchase price for their PIPE Shares in Cash (the “Additional Cash PIPE Investors”), and Ethena OpCo entered into a new token purchase agreement dated September 5, 2025 (the “Additional Token Purchase Agreement”), pursuant to which, among other things, Ethena OpCo agreed to sell locked ENA Token (the “Additional Locked ENA Tokens”) to the Company, solely in its capacity as Administrative Agent, valued at $0.29 per ENA token. Such Additional Locked ENA Token will be deposited by Ethena OpCo into a separate custodial account established by the Administrative Agent with Anchorage Digital Bank N.A. for the benefit of the Additional Cash PIPE Investors. The Additional Locked ENA Token may not be transferred for a period of 48 months after the date of the Additional Token Purchase Agreement, subject to earlier unlock and release from such transfer restrictions as follows: (i) 25% of the Additional Locked ENA Token will be unlocked on the twelve (12) month anniversary of Completion (as defined in the Additional Token Purchase Agreement) and (ii) the remaining 75% of the Additional Locked ENA Token will be unlocked in 36 equal monthly installments thereafter. The Additional Token Purchase Agreement is in substantially the same form as the token purchase agreement that was entered into in connection with the Signing PIPE Subscription Agreements.

TLGY Sponsor Support Agreement

Pubco, TLGY, the Company, the TLGY Founder Shareholders and the other parties thereto, entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), in which each TLGY Founder Shareholder agreed to exchange certain shares of Pubco Class A Common Stock issued to them in respect of their Founder Shares (the “Exchanged Founder Shares”) for shares of Pubco Class B Common Stock and the right to receive up to an aggregate of 3,000,000 newly issued shares of Pubco Class A Common Stock (the “Earnout Shares”),

StablecoinX Assets Inc.
Notes to Unaudited Condensed Financial Statements

Note 6. Commitments and Contingencies (cont.)

and to exchange any SPAC Private Placement Warrants held by such shareholder for the right to receive up to 600,000 Earnout Shares, in each case, upon the achievement of certain performance and ENA Token price thresholds after the Closing.

On September 5, 2025, Pubco, TLGY, the Company and certain holders of TLGY’s securities, entered into an amended and restated sponsor support agreement (the “Amended and Restated Sponsor Support Agreement”), which amended and restated the original sponsor support agreement to, in light of the increased size of the PIPE, remove the earnout share mechanism and make it so that the aggregate number of Retained Shares (as defined in the Amended and Restated Sponsor Support Agreement) to be received by the holders of Founder Shares (as defined therein) and Private Placement Warrants (as defined therein) would be equal to 3% of the issued and outstanding shares of Pubco Class A Common Stock at Closing, and an equal number of shares of Pubco Class B stock, to be issued to the SPAC Founder Shareholders and Private Placement Warrants.

The Amended and Restated Sponsor Support Agreement and certain of its provisions will terminate and be of no further force or effect upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms and (ii) the mutual written consent of the parties thereto.

Note 7. Related Party Transactions and Balances

Since Inception, the Company received certain free outsourced information technology management, support and development services from a related party. The contract includes a provision for free services until the consummation of the Business Combination. See Note 6.

As of March 31, 2026, the prepaid and other asset balance includes a receivable approximating $11,875 due from Pubco for the Company’s payment of Pubco services. As of December 31, 2025, the prepaid and other asset balance includes a receivable of approximately $8,900 due from Pubco for the Company’s payment of third-party services on behalf of Pubco.

In October 2025, the Company received a loan of thirty-three (33) Ethereum — ETH Tokens (“ETH Tokens”), a decentralized digital currency operating on the Ethereum blockchain protocol (See Notes 2 and 7). The Company staked the ETH Tokens on its validator platform (see Note 1). The Company issued short-term demand promissory notes (the “2025 Promissory Notes”) to one of the Founders and an original investor in conjunction with the loan of 33 ETH Tokens to the Company (See Note 3). The cost basis of the Promissory Notes as of the date the ETH Tokens were loaned was $146,596. The outstanding Promissory Notes are denominated in ETH Tokens are non-noninterest bearing and payable on demand by the return of the ETH Tokens within three days of notice of repayment by either the Company or the related parties. The Promissory Notes can be repaid at any time. Repayment shall be made by on-chain transfer to a public ETH wallet address designated in writing by the related parties. All repayments shall be applied first to payment in full of any costs incurred in the collection of any sum due under the Promissory Notes, including reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance. The 2025 Promissory Notes were adjusted to their fair value during the three month period ended March 31, 2026 (see Note 3) from $97,912 at December 31, 2025 to $69,455 at March 31, 2026 with the change of $28,457 recognized in the statement of operations.

In May 2026, the Company issued additional Promissory Notes to the Company’s investors in exchange for cash funding. See Note 10.

StablecoinX Assets Inc.
Notes to Unaudited Condensed Financial Statements

Note 8. Net Loss Per Share Attributable to Common Stockholders

The following table sets forth the computation of basic and dilutive net loss per share attributable to common stockholders for the three months ended March 31, 2026:

Numerator:
Net loss	$(407,728)

Denominator:
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	700,000
Net loss per share attributable to common stockholders, basic and diluted	$(0.58)

During the three months ended March 31, 2026 there were no potentially dilutive securities excluded from the calculation of diluted net loss per share attributable to common stockholders.

Note 9. Segment Information

ASC Topic 280, Segment Reporting, establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the CODM, or group, in deciding how to allocate resources and assess performance.

The CODM has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, as of March 31, 2026, given the Company’s current operational status, management has determined that there is only one reportable segment, inclusive of infrastructure services and infrastructure software activity.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews the below key metric included in net income or loss for the three months ended March 31, 2026 which includes the activity of infrastructure services and infrastructure software:

Operating expenses	$408,394

Operating expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews operating expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Operating expenses, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

Note 10. Subsequent Events

The Company has evaluated subsequent events through May 22, 2026, the date on which these unaudited condensed financial statements were available to be issued and has determined that the following subsequent events are reportable other than those disclosed elsewhere in the unaudited condensed consolidated financial statements and below.

On April 14, 2026, the Company entered into a DVN service agreement for a one year term with Ethena Opco. The agreement is part of the Company’s boarder strategic alignment between the Company and the Ethena ecosystem, to provide DVN services on an ongoing basis. The Services shall include, without limitation: (a) the continuous operation of DVN infrastructure on all Supported Networks (defined as blockchain networks on which the StablecoinX DVN is deployed and operational, initially comprising Arbitrum and Optimism); (b) the cryptographic verification of the authenticity and finality of cross-chain messages transmitted through the LayerZero Protocol; (c) the monitoring

StablecoinX Assets Inc.
Notes to Unaudited Condensed Financial Statements

Note 10. Subsequent Events (cont.)

of DVN performance and security in accordance with the Service Level Requirements; and (d) such additional verification and infrastructure services as the Parties may agree to in writing from time to time. During its term, the Agreement shall represent the sole and exclusive agreement under which Ethena compensates or otherwise incentivizes a third-party DVN operator to process cross-chain transactions within the Ethena Ecosystem through the LayerZero Protocol. During the agreement term, the Company shall, at all times, maintain a minimum staked balance of ENA tokens (“Minimum Staking Requirement”) as security for the faithful performance of its DVN obligations. Beginning April 15, 2026, the Company will receive a service fee equal to one (1) basis point (0.01%) of all processed volume, as defined, each month and will be paid in ENA Tokens.

On May 18, 2026, the Company issued short-term demand promissory notes (the “2026 Promissory Notes”) aggregating $15,000 to the three stockholders in exchange for a cash infusion. The outstanding 2026 Promissory Notes are non-noninterest bearing and payable on demand with 3 days of the note holder’s request. On May 19, 2026, the Company issued two additional short-term demand promissory notes aggregating $24,000 to two of the three stockholders in exchange for additional funding.

On May 22, 2026, the Company entered into an agreement with Ethena Opco wherein the Company was appointed as a non-exclusive distribution partner to facilitate broader adoption of Ethena Products by institutional investors. Under this agreement, Ethena OpCo will pay the Company a monthly fee initially equal to five basis points (0.05%) of the gross dollar equivalent of Ethena Products acquired through the Company’s distribution activities during the applicable calendar month. The fee rate may be adjusted by mutual written agreement of the parties to any rate within a range of one to ten basis points.

Audited Financial Statements of StablecoinX Inc.

StablecoinX Inc. and Subsidiaries
Consolidated Balance Sheet
December 31, 2025

Assets:
Current assets:
Total current assets	$—
Total assets	$—

Liabilities and stockholder’s deficit:
Current liabilities:
Accrued expenses	$18,900
Accrued expenses – related party (Note 7)	29,663
Total current liabilities	48,563
Total liabilities	48,563

Commitments and contingencies (Note 4)

Stockholder’s deficit:
Class A common stock – $0.0001 par value; 10,000,000 shares authorized; zero shares issued or outstanding	—
Class B common stock – $0.0001 par value; 1,000,000 shares authorized; 1 share issued and outstanding	—
Additional paid-in capital	—
Accumulated deficit	(48,563)
Total stockholder’s deficit	(48,563)
Total liabilities and stockholder’s deficit	$—

See accompanying notes to the consolidated financial statements.

StablecoinX Inc. and Subsidiaries
Consolidated Statement of Operations
For the period from July 7, 2025 (inception) through December 31, 2025

Operating expenses:
General and administrative	$48,563
Total operating expenses	48,563
Loss from operations	(48,563)
Net loss	$(48,563)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	1

Net loss per share attributable to the common stockholder, basic and diluted	$(48,563)

See accompanying notes to the consolidated financial statements.

StablecoinX Inc. and Subsidiaries
Consolidated Statement of Stockholder’s Deficit
For the period from July 7, 2025 (inception) through December 31, 2025

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount	Shares	Amount
Balance at inception	—	$—	1	$—	$—	$—	$—
Net loss	—	—	—	—	—	(48,563)	(48,563)
Balance at December 31, 2025	—	$—	1	$—	$—	$(48,563)	$(48,563)

See accompanying notes to the consolidated financial statements.

StablecoinX Inc. and Subsidiaries
Consolidated Statement of Cash Flows
For the period July 7, 2025 (inception) through December 31, 2025

Cash flows from operating activities:
Net loss	$(48,563)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accrued expenses	18,900
Accrued expenses – related party (Note 7)	29,663
Net cash used in operating activities	—

Cash flows from investing activities:
—
Net cash used in investing activities	—

Cash flows from financing activities:
—
Net cash provided by financing activities	—

Net change in cash	—
Cash – beginning of period	—
Cash – end of period	$—

See accompanying notes to the consolidated financial statements.

StablecoinX Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2025

Note 1. Description of Business

StablecoinX Inc., the “Company” or “Pubco” (together with its two wholly-owned subsidiaries StablecoinX SPAC Merger Sub LLC (“SPAC Merger Sub”), and StablecoinX Company Merger Sub, Inc. (“Company Merger Sub”)) was incorporated on July 7, 2025 as a Delaware corporation. The Company has selected December 31 as its fiscal year end.

On July 21, 2025, as amended, the Company entered into a business combination agreement (the “Business Combination Agreement”) with TLGY Acquisition Corporation, a Cayman Island exempted company (“TLGY”), and StablecoinX Assets Inc. (“SC Assets”). Following the closing (the “Closing”) of the proposed business combination (the “Business Combination”), SPAC Merger Sub, Company Merger Sub,        ), TLGY and SC Assets will become wholly owned subsidiaries of Pubco and the ongoing business operations of the Company will be that of SC Assets. SC Assets is an infrastructure software and services company focused on supporting the Ethena ecosystem, including its digital dollar products, particularly USDe. Following the Closing, the Company intends to operate through three core business lines: Infrastructure Services, Infrastructure Software, and Distribution Services.

Infrastructure Services

SC Assets currently operates and, following the Closing, the Company intends to operate, two infrastructure services:

Validator Services — A full-stack validator node live since October 2025, with all underlying intellectual property owned by SC Assets through its perpetual non-exclusive royalty-free software license (“License Agreement”) with Schulz von Jacob Ltd. (“SVJ”).

Decentralized Verifier Node (DVN) Services — Live since November 2025, serving as a cross-chain verifier for the Ethena ecosystem across multiple chains. Subsequent to the quarter ended March 31, 2026, on April 14, 2026, SC Assets entered in a DVN Services Agreement with Ethena Opco Ltd., a subsidiary of the Ethena Foundation, that sets forth a commercial agreement whereby Ethena Opco Ltd. will pay SC Assets a service fee equal to 1 basis point on volume processed through SC Assets’ DVN.

Infrastructure Software and Distribution Services

Infrastructure Software — SC Assets intends to develop a comprehensive middleware API platform designed to enable businesses to integrate with Ethena’s USDe and related products. This platform is expected to provide the tools and technology to allow corporate enterprises, payment providers, small business, and financial institutions to integrate an issuer’s stablecoin across various use cases, whether for treasury operations, payments, or foreign exchange transfers.

Distribution Services — SC Assets’ Distribution Services business is intended to facilitate and capitalize on the broader adoption of Ethena’s digital dollar products, including USDe and USDtb (“Ethena Products”), by traditional financial institutions, asset managers, and investors.

Business Combination

On January 21, 2026, the Business Combination Agreement was amended to extend the Outside Date (as defined in the Business Combination Agreement) to April 21, 2026. On April 21, 2026, the Business Combination Agreement was further amended to extend the Outside Date to July 21, 2026.

Pursuant to the Business Combination Agreement, upon the consummation of the transactions contemplated thereby, SPAC Merger Sub will merge with and into TLGY, with TLGY continuing as the surviving company (the “SPAC Merger”), and immediately following the SPAC Merger, the Company’s second subsidiary, Company Merger Sub, will merge with and into SC Assets, with SC Assets continuing as the surviving company (the “Company Merger”, and together with the SPAC Merger, the “Mergers”), as a result of which the holders of shares of SC Assets’ Class A common stock, par value $0.0001 per share, will receive one share of the Company’s Class A Common Stock for each share of the SC Assets’ Class A Common Stock and holders of the SC Assets’ Class B common stock, par value $0.0001 per share will receive one share of the Company’s Class A Common Stock and one share of the Company’s Class B common stock, par value $0.0001 per share, for each share of the SC Assets’ Class B Common stock.

StablecoinX Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2025

Note 1. Description of Business (cont.)

As a result of the Mergers and the other transactions contemplated by the Business Combination Agreement (the “Transactions”), TLGY and SC Assets will become wholly-owned subsidiaries of Pubco and Pubco will become a publicly traded company.

The Company was founded by Young Cho, who is also the Chief Executive Officer and Director of TLGY and SC Assets.

Liquidity and Going Concern

The Company’s consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to meet its obligations and continue its operations to support the closing of the pending Business Combination Agreement during the twelve months following the issuance of these consolidated financial statements. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

The Company’s ability to continue to meet its obligations, to achieve its business objectives and continue as a going concern is dependent upon several factors, primarily being the consummation of the planned SPAC transaction. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Codification (“ASC”) Subtopic 205-40, Presentation of Financial Statements — Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through a year from the date these consolidated financial statements are available to be issued.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements, which include the financial statements of the Company and its wholly-owned subsidiaries, have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and reflect all adjustments, including normal recurring adjustments and the elimination of all intercompany balances and transactions, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with U.S. GAAP.

Use of Estimates

The preparation of the consolidated financial statements in accordance with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Actual results could differ from these estimates.

Income Taxes

The Company is subject to income taxes in the U.S. The Company uses the asset-and-liability method for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the consolidated financial statement carrying amounts and tax bases of assets and liabilities and operating loss and tax credit carryforwards and are measured using the enacted tax rates that are expected to be in effect when the differences reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established on a jurisdiction-by-jurisdiction basis when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized.

StablecoinX Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2025

Note 2. Summary of Significant Accounting Policies (cont.)

Net Loss Per Share

Basic and diluted net loss per share attributable to the common stockholder is presented in conformity with the two-class method required for participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income (loss) available to the common stockholder for the period to be allocated between common and participating securities based upon their respective rights to shares in undistributed earnings as if all income (loss) for the period had been distributed.

As of December 31, 2025, the Company has no other participating securities other than the two classes of common stock.

Basic net loss per share is calculated by dividing the net loss attributable to the common stockholder by the weighted-average number of common stock outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common the stockholder by the weighted-average number of common stock and potentially dilutive securities outstanding for the period.

As of December 31, 2025, the Company has no securities that provided a potentially dilutive impact to the computation for the period presented.

Recently Issued Accounting Pronouncements

In September 2025, the FASB issued ASU 2025-06, Targeted Improvements to the Accounting for Internal-Use Software. This ASU amends the existing standard to remove all references to prescriptive and sequential software development project stages. Under this guidance, eligible software development costs will begin capitalization when management has authorized and committed to funding the software project, and it is probable that the project will be completed and the software will be used to perform the function intended. This guidance is effective for the Company beginning on January 1, 2028, and early adoption is permitted, although the Company does not plan to early adopt. This guidance may be applied on a prospective basis, a modified basis for in-process projects, or a retrospective basis. The Company is currently evaluating the impact of the adoption of this standard.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU enhances the transparency and decision usefulness of income tax disclosures. This guidance is effective for the Company beginning on January 1, 2026, and early adoption is permitted, although the Company does not plan to early adopt. Adoption will require enhancements to the Company’s income tax disclosures but is not expected to have a material impact on its consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. The Company adopted this standard as of its July 7, 2025 inception date.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

StablecoinX Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2025

Note 3. Common Stock

At December 31, 2025, there were 11,000,000 shares of common stock authorized, of which 10,000,000 were Class A common stock and 1,000,000 were Class B common stock. As of December 31, 2025, there were zero and 1 share of Class A common stock and Class B common stock issued and outstanding, respectively. Holders of Class A common stock are not entitled to vote. Holders of Class B common stock are entitled to one vote per share held.

Note 4. Commitments and Contingencies

Legal Proceedings

From time to time, the Company may become involved in claims or other legal matters arising in the ordinary course of business. The Company records accruals for outstanding legal proceedings when it is probable a liability will be incurred, and the amount of loss can be reasonably estimated. The Company does not believe that there are any pending legal proceedings or other loss contingencies that will, either individually or in the aggregate, have a material adverse effect on the Company’s consolidated financial statements.

Business Combination Agreement

The Business Combination Agreement contains certain termination rights, including, among others, that the Business Combination Agreement may be terminated as follows: (i) upon the mutual written consent of TLGY and SC Assets, (ii) by either TLGY or SC Assets if the closing has not occurred on or before six months from the date of the Business Combination Agreement, (iii) by written notice of either TLGY or SC Assets if a governmental authority shall have issued an order prohibiting the Transactions, (iv) by SC Assets in connection with an uncured breach of a representation, warranty, covenant or other agreement by TLGY, if the breach would result in the failure of the related condition to closing, (v) by SC Assets the Company if the TLGY board of directors publicly changes its recommendation with respect to the Business Combination Agreement and transactions and related shareholder approvals under certain circumstances detailed in the Business Combination Agreement, (vi) by TLGY in connection with an uncured breach of a representation, warranty, covenant or other agreement by the SC Assets or the Company, if the breach would result in the failure of the related condition to closing, or (vii) by either TLGY or SC Assets if the extraordinary general meeting is held and TLGY shareholder approval is not received. None of the parties to the Business Combination Agreement is required to pay a termination fee or reimburse any other party for its expenses as a result of a termination.

The Business Combination Agreement also contains obligations of the parties to use their reasonable best efforts to consummate the various transactions contemplated by the Business Combination Agreement and carrying out the private investment in public equity (“PIPE”) funding efforts in connection with the closing and PIPE subscription agreements (“PIPE Subscription Agreements”).

Other Arrangements entered into at the time of the Business Combination Agreement:

Contemporaneously with the execution of the Business Combination Agreement, the Company and other parties entered into the following agreements:

Collaboration Agreement

The Company, SC Assets, Ethena Foundation (“Ethena”) and Ethena OpCo Ltd (“Ethena OpCo”) entered into a collaboration agreement (the “Collaboration Agreement”), pursuant to which Ethena agreed to provide the Company a right to participate in certain future offerings of Ethena’s native protocol governance token of Ethena (“ENA Token”) on terms no less favorable than other investors and to collaborate with the Company on an ongoing basis to support the operation of the Company’s infrastructure, staking and treasury activities of ENA Token and the Company’s public advocacy for the blockchain-based protocol and off-chain architecture and related systems for ENA Token (the “Ethena Protocol”) within the traditional finance ecosystem. Pursuant to the Collaboration Agreement, the Company agreed that its business would be to provide infrastructure, staking and other products and services to the Ethena Protocol and that it would not change such business, acquire digital

StablecoinX Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2025

Note 4. Commitments and Contingencies (cont.)

assets other than ENA Token, or enter into a merger, acquisition, disposition or similar transaction that would have the effect of changing such business without the prior approval of the Investment Committee and a majority of the holders to the Company’s Class B Common Stock.

The Collaboration Agreement will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms or (ii) Ethena delivering written notice of non-renewal within 90 days of the end of the term.

In addition, all parties to the Collaboration Agreement agreed to various actions in connection with the transactions contemplated by the PIPE Subscription Agreements (as defined below), including, but not limited to (i) using the Net Cash PIPE Proceeds as defined below) to purchase locked ENA Tokens (the “Locked ENA Tokens”) from Ethena OpCo in accordance with the Token Purchase Agreement (discussed below), and Ethena OpCo agreed to deposit such Locked ENA Token into the Custodial Account (as defined below), (ii) Ethena agreed, in the event that the consummation of the Transactions does not occur, to unlock a portion of the Locked ENA Tokens held in the Custodial Account in an amount equal to (x) the Net Cash PIPE Proceeds divided by (y) the seven day time weighted average price of ENA Token on Binance and Bybit on the date of the PIPE Subscription Agreements (the “ENA Return Amount”), (iii) the parties agreed to release the Locked ENA Tokens to the Company in the event that the Business Combination closes and (iv) the parties agreed to provide joint instructions to the Custodian (as defined below) to effectuate each of the foregoing transactions.

On September 5, 2025, the Company, SC Assets, Ethena and Ethena OpCo entered into an amended and restated collaboration agreement (the “A&R Collaboration Agreement”), which amended and restated the collaboration agreement entered into in connection with the signing of the Business Combination Agreement, to, among other things, take into account the Additional PIPE Subscription Agreements, the Additional Token Purchase Agreement and the transactions contemplated thereby, as well as any future additional PIPEs that may occur prior to the Business Combination.

Contribution Agreement

TLGY, SC Assets, the Company, and Ethena also entered into a contribution agreement (the “Contribution Agreement”), pursuant to which Ethena agreed to contribute $60 million of ENA Tokens, valued at a 30% discount to the fair market value of such ENA Token on the date of the Contribution Agreement, to SC Assets prior to the pending Transactions (the “ENA Contribution”), in exchange for a number of shares of the SC Assets’ Class B Common Stock, equal to (A) the ENA Contribution amount, divided by (B)(x) $10.00, multiplied by (y) a fraction, the numerator of which is (1) the ENA Fair Market Value at Signing (as defined below) and the denominator of which is (2) the ENA Fair Market Value at closing (as defined below). Immediately following the closing of the Business Combination, Ethena will beneficially own a majority of the voting power of the outstanding shares of the Company.

The Contribution Agreement will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms, (ii) the mutual written consent of the parties thereto, (iii) July 21, 2026 or (iv) if any of the conditions to closing as forth therein are not satisfied or waived as of the closing date (as defined therein).

This agreement was amended and restated on September 5, 2025. See below.

PIPE Subscription Agreements

Certain investors (the “PIPE Investors”) have agreed to make a private investment in SC Assets by purchasing shares of the SC Assets’ Class A Common Stock prior to the Business Combination (the “PIPE Shares”) in the aggregate amount of approximately $363.0 million, of which approximately $101 million will be paid in ENA Tokens (including the $60.0 million ENA Contribution) and approximately $262.0 million will be paid in cash, USDC or USDT (collectively, “Cash”) pursuant to the terms of the PIPE and related PIPE Subscription Agreements.

StablecoinX Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2025

Note 4. Commitments and Contingencies (cont.)

On September 5, 2025, TLGY, the Company, SC Assets entered into an additional PIPE subscription agreements with certain investors, including Ethena OpCo and a related party who served as the founder of Ethena Labs, SA (the “Additional PIPE Investors”), pursuant to which such Additional PIPE Investors have agreed to purchase shares of the Company’s class A Common Stock prior to the Business Combination in the aggregate amount of approximately $530 million of which approximately $248 million will be paid in ENA Tokens and approximately $282 million will be paid in Cash (the “Additional PIPE Subscription Agreements”). To the extent the issuance of the PIPE Shares to an Additional PIPE Investor would cause such Additional PIPE Investor to own more than 9.90% of the total issued and outstanding shares of Pubco Class A Common Stock at the Closing (the “Beneficial Ownership Limitation”), then, the Additional PIPE Investor will receive a portion of their PIPE Shares in the form of the Company’s Class A Common Stock in an amount that would cause such Additional PIPE Investor to meet but not exceed the Beneficial Ownership Limitation, and a pre-funded warrant to purchase the remaining amount PIPE Shares (the “Pre-Funded Warrant”). The Pre-Funded Warrant is exercisable at any time after the original issuance date. The Additional PIPE Subscription Agreements are in substantially the same form as the Signing PIPE Subscription Agreements.

In accordance with the terms of the token purchase agreements dated July 21, 2025 and September 5, 2025 (defined below), promptly after the date of the PIPE Subscription Agreements and Additional Pipe Subscription Agreements, the net Cash proceeds from the PIPE, less up to $18.5 million of transaction expenses (the “Permitted Expense Amount” and such net amount, the “Net Cash PIPE Proceeds”), will be used to purchase the Locked ENA Tokens from Ethena OpCo, which will be deposited into a custodial account (the “Custodial Account”) established by StablecoinX for the benefit of the PIPE Investors who paid for their PIPE Shares in Cash (the “Cash PIPE Investors”). The Locked ENA Tokens and the Permitted Expense Amount will be held in the Custodial Account until the earlier of (i) the closing of the Business Combination and (ii) the termination of the Business Combination Agreement and/or the PIPE Subscription Agreements.

Following the Transactions, the Locked ENA Tokens and the Permitted Expense will be released from the Custodial Account and transferred to SC Assets and the Company. In the event that the Business Combination does not occur or the PIPE Subscription Agreement is terminated in accordance with their terms, Ethena will promptly unlock a portion of the Locked ENA Tokens held in the Custodial Account in an amount equal to the ENA Return Amount and the ENA Return Amount together with the Permitted Expense Amount (net of any fees and expenses related to the Custodial Account) will promptly be released on a pro rata basis, to the Cash PIPE Investors. To the extent any PIPE Investors who paid for their PIPE Shares with ENA Token had already delivered their ENA Token in accordance with the terms of the PIPE Subscription Agreement, such ENA Token would be promptly returned to such PIPE Investor.

Pursuant to the PIPE Subscription Agreements and Additional PIPE Subscription Agreements, TLGY and the Company have agreed to use commercially reasonable efforts to cause the shares of the Company’s Class A Common Stock into which the PIPE Shares will be converted upon consummation of the Company Merger to be registered in a registration statement.

The PIPE Subscription Agreements and Additional PIPE Subscription Agreements and certain of its provisions will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms, (ii) the mutual written consent of the parties thereto, (iii) July 21, 2026 or (iv) if any of the conditions to closing as forth therein are not satisfied or waived as of the closing date (as defined therein).

Token Purchase Agreement

To facilitate the PIPE Subscription Agreements, SC Assets, solely in its capacity as administrative agent for the Cash PIPE Investors (as defined below) (the “Administrative Agent”) and Ethena OpCo entered into a token purchase agreement (the “Token Purchase Agreement”), in which Ethena OpCo agreed to sell the Locked ENA Token to StablecoinX, solely in its capacity as Administrative Agent, valued at a 30% discount to the fair market

StablecoinX Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2025

Note 4. Commitments and Contingencies (cont.)

value of the ENA Tokens at the signing of the Token Purchase Agreement. These Locked ENA Tokens will be deposited by Ethena OpCo into the Custodial Account. The Locked ENA Tokens may not be transferred for a period of 48 months after the date of the Token Purchase Agreement, subject to earlier unlock and release from such transfer restrictions as follows: (i) 25% of the Locked ENA Token will be unlocked on the 12-month anniversary of the closing and (ii) the remaining 75% of the Locked ENA Token will be unlocked in 36 equal monthly installments thereafter.

Contemporaneous with the execution of the Additional PIPE Subscription Agreements and to facilitate the transactions contemplated by such agreements, SC Assets, as Administrative Agent for the Additional PIPE Investors who paid the purchase price for their PIPE Shares in Cash (the “Additional Cash PIPE Investors”) and Ethena OpCo entered into a second token purchase agreement (the “Additional Token Purchase Agreement”), pursuant to which, among other things, Ethena OpCo agreed to sell locked ENA Tokens (the “Additional Locked ENA Tokens”) to SC Assets, solely in its capacity as Administrative Agent, valued at $0.29 per ENA token. These Additional Locked ENA Tokens will be deposited by Ethena OpCo into a separate custodial account established by the Administrative Agent with Anchorage Digital Bank N.A. for the benefit of the Additional Cash PIPE Investors. The Additional Locked ENA Tokens may not be transferred for a period of 48 months after the date of the Additional Token Purchase Agreement, subject to earlier unlock and release from such transfer restrictions as follows: (i) 25% of the Additional Locked ENA Tokens will be unlocked on the twelve (12) month anniversary of Completion (as defined in the Additional Token Purchase Agreement) and (ii) the remaining 75% of the Additional Locked ENA Tokens will be unlocked in 36 equal monthly installments thereafter. The Additional Token Purchase Agreement is in substantially the same form as the token purchase agreement that was entered into in connection with the Signing PIPE Subscription Agreements.

TLGY Sponsor Support Agreement

The Company, TLGY, SC Assets, the TLGY Founder Shareholders and the other parties thereto, entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), in which each TLGY Founder Shareholder agreed to exchange certain shares of the Company’s Class A Common Stock issued to them in respect of their Founder Shares (the “Exchanged Founder Shares”) for shares of the Company’s Class B Common Stock and the right to receive up to an aggregate of 3,000,000 newly issued shares of the Company’s Class A Common Stock (the “Earnout Shares”), and to exchange any SPAC Private Placement Warrants held by such shareholder for the right to receive up to 600,000 Earnout Shares, in each case, upon the achievement of certain performance and Class A price thresholds after the closing.

On September 5, 2025, the Company, SC Assets TLGY, and certain holders of TLGY’s securities, entered into an amended and restated sponsor support agreement (the “Amended and Restated Sponsor Support Agreement”), which amended and restated the sponsor support agreement entered into in connection with the signing of the Business Combination Agreement, to, in light of the increased size of the PIPE, remove the earnout share mechanism and make it so that the aggregate number of Retained Shares (as defined in the Amended and Restated Sponsor Support Agreement) to be received by the holders of Founder Shares (as defined therein) and Private Placement Warrants (as defined therein) would be equal to 3% of the issued and outstanding shares of Pubco Class A Common Stock at Closing and an equal number of shares of Pubco Class B stock, to be issued to the SPAC Founder Shareholders and Private Placement Warrants.

The Amended and Restated Sponsor Support Agreement and certain of its provisions will terminate and be of no further force or effect upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms and (ii) the mutual written consent of the parties thereto.

StablecoinX Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2025

Note 5. Net Loss Per Share Attributable to the Common Stockholder

The following table sets forth the computation of basic and dilutive net loss per share attributable to the common stockholder for the period from inception through December 31, 2025:

Numerator:
Net loss	$(48,563)

Denominator:
Weighted-average number of shares outstanding used to compute net loss per share attributable to the common stockholder, basic and diluted	1
Net loss per share attributable to the common stockholder, basic and diluted	$(48,563)

During the period inception through December 31, 2025, there were no potentially dilutive securities excluded from the calculation of diluted net loss per share attributable to the common stockholder.

Note 6. Segment Information

ASC Topic 280, Segment Reporting, establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the CODM, or group, in deciding how to allocate resources and assess performance.

The CODM has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the consolidated statement of operations as net income or loss. The measure of segment assets is reported on the consolidated balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews operating expenses, which were approximately $48,600, included in net loss for the period from inception through December 31, 2025.

Operating expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews operating expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Operating expenses, as reported on the consolidated statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

Note 7. Related Party Transactions and Balances

As of December 31, 2025, accrued expenses include approximately $20,800 and $8,900 due to TLGY and SC Assets, respectively, for services incurred by the Company paid for by the noted entity.

Note 8. Subsequent Events

The Company has evaluated subsequent events through May 20, 2026, the date on which these consolidated financial statements were available to be issued and has determined that no subsequent events are reportable other than those disclosed elsewhere in the consolidated financial statements.

Unaudited Financial Statements of StablecoinX Inc.

StablecoinX Inc. and Subsidiaries

Condensed Consolidated Balance Sheet (unaudited)

	March 31, 2026	December 31, 2025

Assets:
Current assets:
Total current assets	$—	$—
Total assets	$—	$—

Liabilities and stockholder’s deficit:
Current liabilities:
Accrued expenses	$51,531	$18,900
Accrued expenses – related party (Note 7)	32,675	29,663
Total current liabilities	84,206	48,563
Total liabilities	84,206	48,563

Commitments and contingencies (Note 4)

Stockholder’s deficit:
Class A common stock – $0.0001 par value; 10,000,000 shares authorized; zero shares issued or outstanding	—	—
Class B common stock – $0.0001 par value; 1,000,000 shares authorized; 1 share issued and outstanding	—	—
Additional paid-in capital	—	—
Accumulated deficit	(84,206)	(48,563)
Total stockholder’s deficit	(84,206)	(48,563)
Total liabilities and stockholder’s deficit	$—	$—

See accompanying notes to the consolidated financial statements.

StablecoinX Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the three-month period ending March 31, 2026 (unaudited)

Operating expenses:
Selling, general and administrative	$35,643
Total operating expenses	35,643
Loss from operations	(35,643)
Net loss	$(35,643)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	1

Net loss per share attributable to the common stockholder, basic and diluted	$(35,643)

See accompanying notes to the consolidated financial statements.

StablecoinX Inc. and Subsidiaries

Condensed Consolidated Statements of Stockholder’s Deficit

For the three-month period ending March 31, 2026 (unaudited)

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount	Shares	Amount
Balance at December 31, 2025	—	$—	1	$—	$—	$(48,563)	$(48,563)
Net loss	—	—	—	—	—	(35,643)	(35,643)
Balance at March 31, 2026	—	$—	1	$—	$—	$(84,206)	$(84,206)

See accompanying notes to the consolidated financial statements.

StablecoinX Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

For the three-month period ending March 31, 2026 (unaudited)

Cash flows from operating activities:
Net loss	$(35,643)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accrued expenses	32,631
Accrued expenses – related party (Note 7)	3,012
Net cash used in operating activities	—

Cash flows from investing activities:
—
Net cash used in investing activities	—

Cash flows from financing activities:
—
Net cash provided by financing activities	—

Net change in cash	—
Cash – beginning of period	—
Cash – end of period	$—

See accompanying notes to the consolidated financial statements.

StablecoinX Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2026

Note 1. Description of Business

StablecoinX Inc., the “Company” or “Pubco” (together with its two wholly-owned subsidiaries StablecoinX SPAC Merger Sub LLC (“SPAC Merger Sub”), and StablecoinX Company Merger Sub, Inc. (“Company Merger Sub”)) was incorporated on July 7, 2025 as a Delaware corporation. The Company has selected December 31 as its fiscal year end.

On July 21, 2025, as amended, the Company entered into a business combination agreement (the “Business Combination Agreement”) with TLGY Acquisition Corporation, a Cayman Island exempted company (“TLGY”), and StablecoinX Assets Inc. (“SC Assets”). Following the closing (the “Closing”) of the proposed business combination (the “Business Combination”) between the Company, SPAC Merger Sub, Company Merger Sub, StablecoinX Assets Inc. (“Opco”) and TLGY Acquisition Corp. (“TLGY”), TLGY and Opco will become wholly owned subsidiaries of Pubco and the ongoing business operations of the Company will be that of Opco. Opco is an infrastructure software and services company focused on supporting the Ethena ecosystem, including its digital dollar products, particularly USDe. Following the Closing, the Company intends to operate through three core business lines: Infrastructure Services, Infrastructure Software, and Distribution Services.

Infrastructure Services

SC Assets currently operates and, following the Closing, the Company intends to operate, two infrastructure services:

Validator Services — A full-stack validator node live since October 2025, with all underlying intellectual property owned by SC Assets through its perpetual non-exclusive royalty-free software license (“License Agreement”) with Schulz von Jacob Ltd. (“SVJ”).

Decentralized Verifier Node (DVN) Services — Live since November 2025, serving as a cross-chain verifier for the Ethena ecosystem across multiple chains. Subsequent to the quarter ended March 31, 2026, on April 14, 2026, SC Assets entered in a DVN Services Agreement with Ethena OpCo Ltd., a subsidiary of the Ethena Foundation, that sets forth a commercial agreement whereby Ethena Opco Ltd. will pay SC Assets a service fee equal to 1 basis point on volume processed through SC Assets’ DVN.

Infrastructure Software and Distribution Services

Infrastructure Software — SC Assets is currently developing a comprehensive middleware API platform designed to enable businesses to integrate with Ethena’s USDe and related products. This platform is expected to provide the tools and technology to allow corporate enterprises, payment providers, small business, and financial institutions to integrate an issuer’s stablecoin across various use cases, whether for treasury operations, payments, or foreign exchange transfers.

Distribution Services — SC Assets’ Distribution Services business is intended to facilitate and capitalize on the broader adoption of Ethena’s digital dollar products, including USDe and USDtb (“Ethena Products”), by traditional financial institutions, asset managers, and investors.

Business Combination

On January 21, 2026 the Business Combination Agreement was amended to extend the Outside Date (as defined in the Business Combination Agreement) to April 21, 2026. On April 21, 2026, the Business Combination Agreement was again amended to extend the Outside Date to July 21, 2026.

Pursuant to the Business Combination Agreement, upon the consummation of the transactions contemplated thereby, SPAC Merger Sub will merge with and into TLGY, with TLGY continuing as the surviving company (the “SPAC Merger”), and immediately following the SPAC Merger, the Company’s second subsidiary, Company Merger Sub, will merge with and into SC Assets, with SC Assets continuing as the surviving company (the “Company Merger”, and together with the SPAC Merger, the “Mergers”), as a result of which the holders of shares of SC Assets’ Class A common stock, par value $0.0001 per share, will receive one share of the Company’s Class A Common Stock for

StablecoinX Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2026

Note 1. Description of Business (cont.)

each share of the SC Assets’ Class A Common Stock and holders of the SC Assets’ Class B common stock, par value $0.0001 per share will receive one share of the Company’s Class A Common Stock and one share of the Company’s Class B common stock, par value $0.0001 per share, for each share of the SC Assets’ Class B Common stock.

As a result of the Mergers and the other transactions contemplated by the Business Combination Agreement (the “Transactions””), TLGY and SC Assets will become wholly-owned subsidiaries of Pubco and Pubco will become a publicly traded company.

The Company was founded by Young Cho, who is also the Chief Executive Officer and Director of TLGY and SC Assets.

Liquidity and Going Concern

The Company’s unaudited condensed consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to meet its obligations and continue its operations to support the closing of the pending Business Combination Agreement during the twelve months following the issuance of these unaudited condensed consolidated financial statements. These unaudited condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

The Company’s ability to continue to meet its obligations, to achieve its business objectives and continue as a going concern is dependent upon several factors, primarily being the consummation of the planned SPAC transaction. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”), “Presentation of Financial Statements — Going Concern (Subtopic 205-40) Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through a year from the date these unaudited condensed consolidated financial statements are available to be issued.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements, which include the financial statements of the Company and its wholly-owned subsidiaries, have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and reflect all adjustments, including normal recurring adjustments and the elimination of all intercompany balances and transactions, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with U.S. GAAP.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in accordance with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Actual results could differ from these estimates.

StablecoinX Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2026

Note 2. Summary of Significant Accounting Policies (cont.)

Income Taxes

The Company is subject to income taxes in the U.S. The Company uses the asset-and-liability method for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the unaudited condensed consolidated financial statement carrying amounts and tax bases of assets and liabilities and operating loss and tax credit carryforwards and are measured using the enacted tax rates that are expected to be in effect when the differences reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established on a jurisdiction-by-jurisdiction basis when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized.

Net Loss Per Share

Basic and diluted net loss per share attributable to the common stockholder is presented in conformity with the two-class method required for participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income (loss) available to the common stockholder for the period to be allocated between common and participating securities based upon their respective rights to shares in undistributed earnings as if all income (loss) for the period had been distributed.

As of March 31, 2026 and December 31, 2025, the Company has no other participating securities other than the two classes of common stock.

Basic net loss per share is calculated by dividing the net loss attributable to the common stockholder by the weighted-average number of common stock outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common the stockholder by the weighted-average number of common stock and potentially dilutive securities outstanding for the period.

As of March 31, 2026 and December 31, 2025, the Company has no securities that provided a potentially dilutive impact to the computation for the period presented.

Recently Adopted Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU enhances the transparency and decision usefulness of income tax disclosures. The Company adopted the accounting standard as of January 1, 2026. The adoption did not have a material impact on its unaudited condensed consolidated financial statements.

In September 2025, the FASB issued ASU 2025-06, Targeted Improvements to the Accounting for Internal-Use Software. This ASU amends the existing standard to remove all references to prescriptive and sequential software development project stages. Under this guidance, eligible software development costs will begin capitalization when management has authorized and committed to funding the software project, and it is probable that the project will be completed and the software will be used to perform the function intended. This guidance was early adopted as of January 1, 2026. The adoption had no impact to the Company’s unaudited condensed consolidated financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

StablecoinX Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2026

Note 3. Common Stock

At March 31, 2026 and December 31, 2025, there were 11,000,000 shares of common stock authorized, of which 10,000,000 were Class A common stock and 1,000,000 were Class B common stock. As of March 31, 2026 and December 31, 2025, there were zero and 1 share of Class A common stock and Class B common stock issued and outstanding, respectively. Holders of Class A common stock are not entitled to vote. Holders of Class B common stock are entitled to one vote per share held.

2026 Stock Inventive Plan

On March 17, 2026, The Company’s Board of Directors approved the Company’s 2026 Stock Inventive Plan (“Incentive Plan”) that will take effect upon the closing of the Business Combination. Once effective, the Incentive Plan provide the Company the option of providing equity and other incentive-based compensation opportunities to selected officers, employees, non-employee directors, and consultants of the Company and its subsidiaries. Upon consummation of the Business Combination, the Company will reserve seven and one-half percent (7.5%), as the total number of Company’s Class A Common shares, on a fully diluted basis, as available under the Plan. Additionally, under the Incentive Plan, the maximum number of shares subject to awards during any fiscal year to any non-employee director, when taken together with any cash fees paid to the respective non-employee director during the fiscal year in respect to service provide, shall not exceed $500,000 in value.

Note 4. Commitments and Contingencies

Legal Proceedings

From time to time, the Company may become involved in claims or other legal matters arising in the ordinary course of business. The Company records accruals for outstanding legal proceedings when it is probable a liability will be incurred, and the amount of loss can be reasonably estimated. The Company does not believe that there are any pending legal proceedings or other loss contingencies that will, either individually or in the aggregate, have a material adverse effect on the Company’s unaudited condensed consolidated financial statements.

Business Combination Agreement

The Business Combination Agreement contains certain termination rights, including, among others, that the Business Combination Agreement may be terminated as follows: (i) upon the mutual written consent of TLGY and SC Assets, (ii) by either TLGY or SC Assets if the closing has not occurred on or before six months from the date of the Business Combination Agreement, (iii) by written notice of either TLGY or SC Assets if a governmental authority shall have issued an order prohibiting the Transactions, (iv) by SC Assets in connection with an uncured breach of a representation, warranty, covenant or other agreement by TLGY, if the breach would result in the failure of the related condition to closing, (v) by SC Assets the Company if the TLGY board of directors publicly changes its recommendation with respect to the Business Combination Agreement and transactions and related shareholder approvals under certain circumstances detailed in the Business Combination Agreement, (vi) by TLGY in connection with an uncured breach of a representation, warranty, covenant or other agreement by the SC Assets or the Company, if the breach would result in the failure of the related condition to closing, or (vii) by either TLGY or SC Assets if the extraordinary general meeting is held and TLGY shareholder approval is not received. None of the parties to the Business Combination Agreement is required to pay a termination fee or reimburse any other party for its expenses as a result of a termination.

The Business Combination Agreement also contains obligations of the parties to use their reasonable best efforts to consummate the various transactions contemplated by the Business Combination Agreement and carrying out the private investment in public equity (“PIPE”) funding efforts in connection with the closing and PIPE subscription agreements (“PIPE Subscription Agreements”).

StablecoinX Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2026

Note 4. Commitments and Contingencies (cont.)

Other Arrangements entered into at the time of the Business Combination Agreement:

Contemporaneously with the execution of the Business Combination Agreement, the Company and other parties entered into the following agreements:

Collaboration Agreement

The Company, SC Assets, Ethena Foundation (“Ethena”) and Ethena OpCo Ltd (“the Ethena OpCo”) entered into a collaboration agreement (the “Collaboration Agreement”), pursuant to which Ethena agreed to provide the Company a right to participate in certain future offerings of Ethena’s native protocol governance token of Ethena (“ENA Token”) on terms no less favorable than other investors and to collaborate with the Company on an ongoing basis to support the operation of the Company’s infrastructure, staking and treasury activities of ENA Token and the Company’s public advocacy for the blockchain-based protocol and off-chain architecture and related systems for ENA Token (the “Ethena Protocol”) within the traditional finance ecosystem. Pursuant to the Collaboration Agreement, the Company agreed that its business would be to provide infrastructure, staking and other products and services to the Ethena Protocol and that it would not change such business, acquire digital assets other than ENA Token, or enter into a merger, acquisition, disposition or similar transaction that would have the effect of changing such business without the prior approval of the Investment Committee and a majority of the holders to the Company’s Class B Common Stock.

The Collaboration Agreement will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms or (ii) Ethena delivering written notice of non-renewal within 90 days of the end of the term.

In addition, all parties to the Collaboration Agreement agreed to various actions in connection with the transactions contemplated by the PIPE Subscription Agreements (as defined below), including, but not limited to (i) using the Net Cash PIPE Proceeds as defined below) to purchase locked ENA Tokens (the “Locked ENA Tokens”) from Ethena OpCo in accordance with the Token Purchase Agreement (discussed below), and Ethena OpCo agreed to deposit such Locked ENA Token into the Custodial Account (as defined below), (ii) Ethena agreed, in the event that the consummation of the Transactions does not occur, to unlock a portion of the Locked ENA Tokens held in the Custodial Account in an amount equal to (x) the Net Cash PIPE Proceeds divided by (y) the seven day time weighted average price of ENA Token on Binance and Bybit on the date of the PIPE Subscription Agreements (the “ENA Return Amount”), (iii) the parties agreed to release the Locked ENA Tokens to the Company in the event that the Business Combination closes and (iv) the parties agreed to provide joint instructions to the Custodian (as defined below) to effectuate each of the foregoing transactions.

On September 5, 2025, the Company, SC Assets, Ethena and Ethena OpCo entered into an amended and restated collaboration agreement (the “A&R Collaboration Agreement”), which amended and restated the collaboration agreement entered into in connection with the signing of the Business Combination Agreement, to, among other things, take into account the Additional PIPE Subscription Agreements, the Additional Token Purchase Agreement and the transactions contemplated thereby, as well as any future additional PIPEs that may occur prior to the Business Combination.

Contribution Agreement

TLGY, SC Assets, the Company, and Ethena also entered into a contribution agreement (the “Contribution Agreement”), pursuant to which Ethena agreed to contribute $60 million of ENA Tokens, valued at a 30% discount to the fair market value of such ENA Token on the date of the Contribution Agreement, to SC Assets prior to the pending Transactions (the “ENA Contribution”), in exchange for a number of shares of the SC Assets’ Class B Common Stock, equal to (A) the ENA Contribution amount, divided by (B)(x) $10.00, multiplied by (y) a fraction, the numerator of which is (1) the ENA Fair Market Value at Signing (as defined below) and the

StablecoinX Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2026

Note 4. Commitments and Contingencies (cont.)

denominator of which is (2) the ENA Fair Market Value at closing (as defined below). Immediately following the closing of the Business Combination, Ethena will beneficially own a majority of the voting power of the outstanding shares of the Company.

The Contribution Agreement will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms, (ii) the mutual written consent of the parties thereto, (iii) July 21, 2026 or (iv) if any of the conditions to closing as forth therein are not satisfied or waived as of the closing date (as defined therein).

This agreement was amended and restated on September 5, 2025. See below.

PIPE Subscription Agreements

Certain investors (the “PIPE Investors”) have agreed to make a private investment in SC Assets by purchasing shares of the SC Assets’ Class A Common Stock prior to the Business Combination (the “PIPE Shares”) in the aggregate amount of approximately $363.0 million, of which approximately $101 million will be paid in ENA Tokens (including the $60.0 million ENA Contribution) and approximately $262.0 million will be paid in cash, USDC or USDT (collectively, “Cash”) pursuant to the terms of the PIPE and related PIPE Subscription Agreements.

On September 5, 2025, TLGY, the Company, SC Assets entered into an additional PIPE subscription agreements with certain investors, including Ethena OpCo and a related party who served as the founder of Ethena Labs, SA (the “Additional PIPE Investors”), pursuant to which such Additional PIPE Investors have agreed to purchase shares of the Company’s class A Common Stock prior to the Business Combination in the aggregate amount of approximately $530 million of which approximately $248 million will be paid in ENA Tokens and approximately $282 million will be paid in Cash (the “Additional PIPE Subscription Agreements”). To the extent the issuance of the PIPE Shares to an Additional PIPE Investor would cause such Additional PIPE Investor to own more than 9.90% of the total issued and outstanding shares of Pubco Class A Common Stock at the Closing (the “Beneficial Ownership Limitation”), then, the Additional PIPE Investor will receive a portion of their PIPE Shares in the form of the Company’s Class A Common Stock in an amount that would cause such Additional PIPE Investor to meet but not exceed the Beneficial Ownership Limitation, and a pre-funded warrant to purchase the remaining amount PIPE Shares (the “Pre-Funded Warrant”). The Pre-Funded Warrant is exercisable at any time after the original issuance date. The Additional PIPE Subscription Agreements are in substantially the same form as the Signing PIPE Subscription Agreements.

In accordance with the terms of the token purchase agreements dated July 21, 2025 and September 5, 2025 (defined below), promptly after the date of the PIPE Subscription Agreements and Additional Pipe Subscription Agreements, the net Cash proceeds from the PIPE, less up to $18.5 million of transaction expenses (the “Permitted Expense Amount” and such net amount, the “Net Cash PIPE Proceeds”), will be used to purchase the Locked ENA Tokens from Ethena OpCo, which will be deposited into a custodial account (the “Custodial Account”) established by StablecoinX for the benefit of the PIPE Investors who paid for their PIPE Shares in Cash (the “Cash PIPE Investors”). The Locked ENA Tokens and the Permitted Expense Amount will be held in the Custodial Account until the earlier of (i) the closing of the Business Combination and (ii) the termination of the Business Combination Agreement and/or the PIPE Subscription Agreements.

Following the Transactions, the Locked ENA Tokens and the Permitted Expense will be released from the Custodial Account and transferred to SC Assets and the Company. In the event that the Business Combination does not occur or the PIPE Subscription Agreement is terminated in accordance with their terms, Ethena will promptly unlock a portion of the Locked ENA Tokens held in the Custodial Account in an amount equal to the ENA Return Amount and the ENA Return Amount together with the Permitted Expense Amount (net of any fees and expenses related to the Custodial Account) will promptly be released on a pro rata basis, to the Cash

StablecoinX Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2026

Note 4. Commitments and Contingencies (cont.)

PIPE Investors. To the extent any PIPE Investors who paid for their PIPE Shares with ENA Token had already delivered their ENA Token in accordance with the terms of the PIPE Subscription Agreement, such ENA Token would be promptly returned to such PIPE Investor.

Pursuant to the PIPE Subscription Agreements and Additional PIPE Subscription Agreements, TLGY and the Company have agreed to use commercially reasonable efforts to cause the shares of the Company’s Class A Common Stock into which the PIPE Shares will be converted upon consummation of the Company Merger to be registered in a registration statement.

The PIPE Subscription Agreements and Additional PIPE Subscription Agreements and certain of its provisions will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms, (ii) the mutual written consent of the parties thereto, (iii) July 21, 2026 or (iv) if any of the conditions to closing as forth therein are not satisfied or waived as of the closing date (as defined therein).

Token Purchase Agreement

To facilitate the PIPE Subscription Agreements, SC Assets, solely in its capacity as administrative agent for the Cash PIPE Investors (as defined below) (the “Administrative Agent”) and Ethena OpCo entered into a token purchase agreement (the “Token Purchase Agreement”), in which Ethena OpCo agreed to sell the Locked ENA Token to StablecoinX, solely in its capacity as Administrative Agent, valued at a 30% discount to the fair market value of the ENA Tokens at the signing of the Token Purchase Agreement. These Locked ENA Tokens will be deposited by Ethena OpCo into the Custodial Account. The Locked ENA Tokens may not be transferred for a period of 48 months after the date of the Token Purchase Agreement, subject to earlier unlock and release from such transfer restrictions as follows: (i) 25% of the Locked ENA Token will be unlocked on the 12 month anniversary of the closing and (ii) the remaining 75% of the Locked ENA Token will be unlocked in 36 equal monthly installments thereafter.

Contemporaneous with the execution of the Additional PIPE Subscription Agreements and to facilitate the transactions contemplated by such agreements, SC Assets, as Administrative Agent for the Additional PIPE Investors who paid the purchase price for their PIPE Shares in Cash (the “Additional Cash PIPE Investors”) and Ethena OpCo entered into a second token purchase agreement (the “Additional Token Purchase Agreement”), pursuant to which, among other things, Ethena OpCo agreed to sell locked ENA Tokens (the “Additional Locked ENA Tokens”) to SC Assets, solely in its capacity as Administrative Agent, valued at $0.29 per ENA token. These Additional Locked ENA Tokens will be deposited by Ethena OpCo into a separate custodial account established by the Administrative Agent with Anchorage Digital Bank N.A. for the benefit of the Additional Cash PIPE Investors. The Additional Locked ENA Tokens may not be transferred for a period of 48 months after the date of the Additional Token Purchase Agreement, subject to earlier unlock and release from such transfer restrictions as follows: (i) 25% of the Additional Locked ENA Tokens will be unlocked on the twelve (12) month anniversary of Completion (as defined in the Additional Token Purchase Agreement) and (ii) the remaining 75% of the Additional Locked ENA Tokens will be unlocked in 36 equal monthly installments thereafter. The Additional Token Purchase Agreement is in substantially the same form as the token purchase agreement that was entered into in connection with the Signing PIPE Subscription Agreements.

TLGY Sponsor Support Agreement

The Company, TLGY, SC Assets, the TLGY Founder Shareholders and the other parties thereto, entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), in which each TLGY Founder Shareholder agreed to exchange certain shares of the Company’s Class A Common Stock issued to them in respect of their Founder Shares (the “Exchanged Founder Shares”) for shares of the Company’s Class B Common Stock and the right to receive up to an aggregate of 3,000,000 newly issued shares of the Company’s Class A Common Stock

StablecoinX Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2026

Note 4. Commitments and Contingencies (cont.)

(the “Earnout Shares”), and to exchange any SPAC Private Placement Warrants held by such shareholder for the right to receive up to 600,000 Earnout Shares, in each case, upon the achievement of certain performance and Class A price thresholds after the closing.

On September 5, 2025, the Company, SC Assets TLGY, and certain holders of TLGY’s securities, entered into an amended and restated sponsor support agreement (the “Amended and Restated Sponsor Support Agreement”), which amended and restated the sponsor support agreement entered into in connection with the signing of the Business Combination Agreement, to, in light of the increased size of the PIPE, remove the earnout share mechanism and make it so that the aggregate number of Retained Shares (as defined in the Amended and Restated Sponsor Support Agreement) to be received by the holders of Founder Shares (as defined therein) and Private Placement Warrants (as defined therein) would be equal to 3% of the issued and outstanding shares of Pubco Class A Common Stock at Closing and an equal number of shares of Pubco Class B stock, to be issued to the SPAC Founder Shareholders and Private Placement Warrants.

The Amended and Restated Sponsor Support Agreement and certain of its provisions will terminate and be of no further force or effect upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms and (ii) the mutual written consent of the parties thereto.

Other Services:

On March 25, 2026 the Company entered into an agreement for capital marketing services which included investor relations, media relations, and other. The Company paid a one-time project fee of $7,107 upon execution of the contract. Subject to the closing of the pending Business Combination, the Company will incur (i) a quarterly fee of $60,000 to be paid on the first day of each quarter, with the first quarterly payment adjusted on a pro-rata basis from the date of the Business Combination, (2) a payment of three percent (3%) of the quarterly fee as a service fee for access to market intelligence platforms, and (3) reimburse the third party expenses incurred. Starting April 1, 2026, the Company is charged a fee of $7.500 per month until the consummation of the Business Combination. The agreement expires February 28, 2027 and shall automatically renew for successive quarterly basis unless either party terminates the agreement by the dates defined in the agreement.

Note 5. Net Loss Per Share Attributable to the Common Stockholder

The following table sets forth the computation of basic and dilutive net loss per share attributable to the common stockholder for the three-month period ending March 31, 2026:

March 31, 2026
Numerator:
Net loss	$(35,643)

Denominator:
Weighted-average number of shares outstanding used to compute net loss per share attributable to the common stockholder, basic and diluted	1
Net loss per share attributable to the common stockholder, basic and diluted	$(35,643)

During the three-month period ending March 31, 2026, there were no potentially dilutive securities excluded from the calculation of diluted net loss per share attributable to the common stockholder.

StablecoinX Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2026

Note 6. Segment Information

ASC Topic 280, Segment Reporting, establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the CODM, or group, in deciding how to allocate resources and assess performance.

The CODM has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the unaudited condensed consolidated statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews operating expenses, which were $35,643, included in net loss for the three-month period ending March 31, 2026.

Operating expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews operating expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Operating expenses, as reported on the consolidated statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

March 31, 2026
Operating expenses	$35,643

Note 7. Related Party Transactions and Balances

As of March 31, 2026, accrued expenses include $20,800 and $11,875 due to TLGY and SC Assets, respectively, for services incurred by the Company paid for by the noted entity. As of December 31, 2025, accrued expenses include approximately $20,800 and $8,900 due to TLGY and SC Assets, respectively, for services incurred by the Company paid for by the noted entity.

Note 8. Subsequent Events

The Company has evaluated subsequent events through May 20, 2026, the date on which these unaudited condensed consolidated financial statements were available to be issued and has determined that there are no reportable events other than those disclosed elsewhere in the unaudited condensed consolidated financial statements.